                                                                    EXHIBIT 99.2


                LEXINGTON FIRST FEDERAL MUTUAL HOLDING COMPANY
                             19 Natchez Trace Drive
                          Lexington, Tennessee  38351
                                 (901) 968-6624

                      NOTICE OF SPECIAL MEETING OF MEMBERS



     Notice is hereby given that a Special Meeting of Members (the "Special Meeting") of Lexington First Federal Mutual Holding Company (the "Mutual Holding Company") will be held at Lexington First Federal Savings Bank, 19 Natchez Trace Drive, Lexington, Tennessee 38351, on _______, _____ __, 1997 at __:__ _.m.,
local time.  Business to be taken up at the Special Meeting shall be:

     (1) To consider and vote upon a Plan of Conversion and Agreement and Plan of Reorganization (the "Plan") among the Mutual Holding Company, Lexington First Federal Savings Bank (the "Bank" or "Lexington First") and Community National Corporation (the "Company") pursuant to which: (i) the Mutual Holding Company, which currently owns approximately 60.54% of the outstanding shares of the common stock, $1.00 par value, of the Bank (the "Bank Common Stock"), will convert from mutual form to a federal interim stock savings bank and simultaneously merge into the Bank, with the Bank being the surviving entity; (ii) the Bank will then merge with an interim institution to be formed as a wholly owned subsidiary of the Company, with the Bank as the surviving entity; (iii) the outstanding shares of Bank Common Stock (other than those held by the Mutual Holding Company, which will be cancelled) will be converted into shares of the common stock, $1.00 par value, of the Company (the "Common Stock") pursuant to a ratio that will result in the holders of such shares (the "Public Stockholders") owning in the aggregate approximately the same percentage of the Company as they currently own of the Bank, before giving effect to such stockholders purchasing additional shares in a concurrent stock offering by the Company thereafter, receiving cash in lieu of fractional shares or the exercise of dissenters' rights;
           (iv) the Company will offer and sell shares of the Common Stock; and
           (v) the Bank will convert from a federal stock savings bank to a national bank (the "Bank Conversion"); and

     (2) To consider and vote upon any other matters that may lawfully come before the Special Meeting.

     Note: The Board of Directors is not aware of any other matters that may come before the Special Meeting.

     The members entitled to vote at the Special Meeting shall be those members of the Mutual Holding Company at the close of business on __________, 1997, and who continue as members until the Special Meeting, and should the Special Meeting be, from time to time, adjourned to a later time, until the final adjournment thereof.

                                   BY ORDER OF THE BOARD OF DIRECTORS



                                 ---------------------------------------------
                                   Arba M. Taylor
                                   Secretary
______________, 1997
Lexington, Tennessee

     YOUR BOARD OF DIRECTORS URGES YOU TO CONSIDER CAREFULLY THIS PROXY MATERIAL AND, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE SPECIAL MEETING, TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD(S) AS SOON AS POSSIBLE TO ASSURE THAT YOUR VOTES WILL BE COUNTED. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU ATTEND THE SPECIAL MEETING

     THE BANK, AS TRUSTEE FOR RETIREMENT ACCOUNTS ON DEPOSIT AT THE BANK, WILL VOTE FOR THE PLAN UNLESS THE BENEFICIAL OWNER EXECUTES A PROXY FOR THE SPECIAL MEETING, ATTENDS AND VOTES IN PERSON, OR OTHERWISE DIRECTS THE BANK.

                               -----------------

                LEXINGTON FIRST FEDERAL MUTUAL HOLDING COMPANY
                            19 Natchez Trace Drive
                          Lexington, Tennessee 38351
                                (901) 968-6624

                               -----------------
                                PROXY STATEMENT
                               -----------------

          YOUR PROXY, IN THE FORM ENCLOSED, IS SOLICITED BY THE BOARD OF DIRECTORS OF LEXINGTON FIRST FEDERAL MUTUAL HOLDING COMPANY FOR USE AT A SPECIAL MEETING OF ITS MEMBERS TO BE HELD ON ____________ __, 1997 AND ANY ADJOURNMENT OF THAT MEETING, FOR THE PURPOSES SET FORTH IN THE FOREGOING NOTICE OF SPECIAL MEETING. YOUR BOARD OF DIRECTORS URGES YOU TO VOTE FOR THE PLAN OF CONVERSION
                                                    ---
AND AGREEMENT AND PLAN OF REORGANIZATION.

                         PURPOSE OF MEETING -- SUMMARY

          A Special Meeting of Members (the "Special Meeting") of Lexington First Federal Mutual Holding Company (the "Mutual Holding Company") will be held at Lexington First Federal Savings Bank (the "Bank"), 19 Natchez Trace Drive, Lexington, Tennessee 38351 on __________, ________, 199_, at __:__ _.m., local time, for the purpose of considering and voting upon a Plan of Conversion and Agreement and Plan of Reorganization (the "Plan") among the Mutual Holding Company, Lexington First and Community National Corporation (the "Company") pursuant to which: (i) the Mutual Holding Company, which currently owns approximately 60.54% of the outstanding shares of the common stock, $1.00 par value of the Bank (the "Bank Common Stock"), will convert from mutual form to a federal interim stock savings bank and simultaneously merge with an into the Bank, with the Bank being the surviving entity; (ii) the Bank will then merge with an interim institution ("Interim") to be formed as a wholly owned subsidiary of the Company, with the Bank as the surviving entity; (iii) the outstanding shares of Bank Common Stock (other than those held by the Mutual Holding Company, which will be cancelled) (the "Public Bank Shares") will be converted in to shares of the common stock, $1.00 par value, of the Company (the "Common Stock") pursuant to a ratio (the "Exchange Ratio") that will result in the holders of such shares (the "Public Stockholders") owning in the aggregate approximately the same percentage of the Company as they currently own of the Bank, before giving effect to such stockholders purchasing additional shares in a concurrent stock offering by the Company thereafter, receiving cash in lieu of fractional shares or the exercise of dissenters' rights; (iv) the Company will offer and sell shares of the Company's common stock (the "Conversion Stock"); and (v) the Bank will convert from a federal stock savings bank to a national bank (the "Bank Conversion") . The offer and sale of the Conversion Stock and the reorganization are collectively referred to herein as the "Stock Conversion and Reorganization." The Bank Conversion and the Stock Conversion and Reorganization are collectively referred to herein as the "Conversion."

          Pursuant to the Plan and in connection with the Stock Conversion and Reorganization, the Company is offering up to ______ shares of Conversion Stock in a Subscription Offering with nontransferable subscription rights being granted, in the following order of priority, to: (i) depositors of the Bank with account balances of $50.00 or more as of the close of business on December 31, 1995 ("Eligible Account Holders"); (ii) depositors of the Bank with account balances of $50.00 or more as of the close of business on ____________ ("Supplemental Eligible Account Holders"); (iii) depositors of the Bank as of the close of business on __________ (other than Eligible Account Holders and Supplemental Eligible Account Holder(s) and borrowers as of December 14, 1992 whose loan continues to be outstanding on ______________ ("Other Members"); (iv) directors, officers and employees of the Bank; and (v) Public Stockholders. Subscription rights will expire if not exercised by 12:00 p.m., Central Time, on ___________, 1997, unless extended.

          Subject to the prior rights of holders of subscription rights, Conversion Stock not subscribed for in the Subscription Offering may be offered in a Community Offering to certain members of the general public to whom a copy of the Prospectus is delivered, with preference given to natural persons residing in Henderson County, Tennessee. It is anticipated that shares not subscribed for in the Subscription Offering and the Community Offering will be offered to certain members of the general public in a Syndicated Community Offering. The Mutual Holding Company, the

Bank and the Company (the "Primary Parties") reserve the absolute right to reject or accept any orders in the Community Offering or the Syndicated Community Offering, in whole or in part, either at the time of receipt of an order or as soon as practicable following the Expiration Date.

          The Primary Parties have retained Trident Securities, Inc. as financial advisor and marketing agent in connection with the Offerings and to assist in soliciting subscriptions in the Offerings. See "The Stock Conversion and Reorganization -- The Offerings -- Subscription Offering," " -- Community Offering," " -- Syndicated Community Offering" and " -- Marketing Arrangements" in the accompanying Prospectus.

          THE BOARD OF DIRECTORS OF THE MUTUAL HOLDING COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO APPROVE THE PLAN. VOTING IN FAVOR OF THE PLAN WILL NOT OBLIGATE ANY PERSON TO PURCHASE CONVERSION STOCK. EXCHANGE SHARES AND
---
SHARES OF CONVERSION STOCK ARE BEING OFFERED ONLY BY THE PROSPECTUS, WHICH IS AVAILABLE UPON REQUEST, IF NOT INCLUDED HEREIN. SEE "AVAILABLE INFORMATION."

                  VOTING RIGHTS AND VOTE REQUIRED FOR APPROVAL

          Depositors of the Bank, and borrowers of the Bank as of December 14, 1992 whose loans continue to be outstanding, are members of the Mutual Holding Company under its current charter (the "Members"). All of the Members as of the close of business on ______________ (the "Voting Record Date") who continue to be Members on the date of the Special Meeting or any adjournment thereof will be entitled to vote on the Plan. If there are not sufficient votes for approval of the Plan at the time of the Special Meeting, the Special Meeting may be adjourned to permit further solicitation of proxies.

          At the Special Meeting, each depositor Member will be entitled to cast one vote for every $100 or fraction thereof, of the total withdrawal value of all of his accounts in the Bank as of the Voting Record Date. Each borrower Member will be entitled to one vote in the aggregate for all loans with the Bank in addition to the votes such Member may be entitled to cast as a depositor. In no event, however, may any Member cast more than 1,000 votes.

          Pursuant to Office of Thrift Supervision ("OTS") regulations, consummation of the Stock Conversion and Reorganization is conditioned upon the approval of the Plan by the OTS as well as: (i) the approval of the holders of at least a majority of the total number of votes eligible to be cast by the Members of the Mutual Holding Company as of the Voting Record Date at the Special Meeting; and (ii) the approval of the holders of at least two-thirds of the shares of the outstanding Bank Common Stock as of the voting record date for the special meeting of stockholders called for that purpose (the "Stockholders' Meeting). In addition, the parties have conditioned the consummation of the Stock Conversion and Reorganization on the approval of the Plan by the holders of at least a majority of the votes cast, in person or by proxy, by the Public Stockholders at the Stockholders' Meeting and the exercise of dissenters' rights of appraisal by the holders of less than 10% of the outstanding shares of Bank Common Stock. The Mutual Holding Company intends to vote its shares of Bank Common Stock, which amount to 60.54% of the outstanding shares, in favor of the Plan at the Stockholders' Meeting.

          This Proxy Statement and related materials are first being mailed to Members on or about ___________.

          Approval of the Plan by the Members of the Mutual Holding Company will require the affirmative vote of at least a majority of the total outstanding votes of the Mutual Holding Company's Members eligible to be cast at the Special Meeting. As of the Voting Record Date for the Special Meeting, there were approximately ______ votes eligible to be cast, of which ______ votes constitute a majority.

                                 PROXIES

          The Board of Directors of the Mutual Holding Company is soliciting the proxy which accompanies this Proxy Statement for use at the Special Meeting. Each proxy solicited hereby, if properly executed, duly returned before the Special Meeting and not revoked prior to or at the Special meeting, will be voted at the Special Meeting in accordance with the Member's instructions indicated thereon. If no contrary instructions are given on the proxy, the proxy, if signed, will be voted in favor of the Plan. If you do not return a proxy or vote at the Special Meeting, it will have the same effect as a vote against the Plan. If any other matters are properly presented before the Special meeting, the persons named in the proxy will vote upon such matters according to their discretion. Except with respect to procedural matters incident to the conduct of the Special Meeting, no additional matters are expected to come before the Special Meeting.

          Any Member giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Mutual Holding Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by voting in person at the Special Meeting. Proxies are being solicited only for use at the Special Meeting and any and all adjournments thereof and will not be used for any other meeting.

          Proxies may be solicited by officers, directors and employees of the Mutual Holding Company personally, by telephone or further correspondence without additional compensation.

          Deposits held in a trust or other fiduciary capacity may be voted by the trustee or other fiduciary to whom voting rights are delegated under the trust instrument or other governing document or applicable law. In the case of individual retirement accounts ("IRAs") and Keogh trusts established at the Bank, the beneficiary may direct the trustee's vote on the Plan by returning a completed proxy card to the Mutual Holding Company. For IRAs and Keogh trusts, if no proxy card is returned, the trustee will vote in favor of approval of the Plan on behalf of such beneficiary.

          The Board of Directors urges you to mark, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope as soon as possible, even if you do not intend to purchase Common Stock. This will ensure that your vote will be counted.


                 LEXINGTON FIRST FEDERAL MUTUAL HOLDING COMPANY

          The Mutual Holding Company is a federally chartered mutual holding company chartered in 1992 in connection with the mutual holding company reorganization of the Bank (the "MHC Reorganization"). The Mutual Holding Company's primary asset is 135,000 shares of Bank Common Stock, which represents 60.54% of the shares of Bank Common Stock outstanding as of the date of this Prospectus. The Mutual Holding Company's only other asset at December 31, 1996 was approximately $93,000 in cash. As part of the Stock Conversion and Reorganization, the Mutual Holding Company will convert to an interim federal savings bank and simultaneously merge with and into the Bank, with the Bank being the surviving entity. Upon consummation of the Stock Conversion and Reorganization, the stock of Home and the deposit account will become assets of the Bank.

                      LEXINGTON FIRST FEDERAL SAVINGS BANK

          Lexington First commenced operations in 1961 as a federally-chartered mutual savings association under the name "Lexington First Federal Savings and Loan Association" (the "Association"). On December 14, 1992, the Association reorganized into the mutual holding company form of organization and completed a sale of stock to the public. To accomplish this transaction, the Association organized a federal stock savings bank as a wholly owned subsidiary. The mutual Bank then transferred substantially all of its assets and liabilities to the stock Bank in exchange for 135,000 shares of Bank Common Stock, and reorganized itself into a federally chartered mutual holding company known as Lexington First Federal Mutual Holding Company and sold 80,000 shares of Bank Common Stock to certain members of the Bank and members of the general public. As of the date hereof, the Mutual Holding Company and the Public Stockholders own an aggregate of 135,000 shares and 87,993 shares, or 60.54% and 39.46%, respectively, of the outstanding shares of Bank Common Stock, respectively.

          Lexington First's primary business, as conducted through its office located in Lexington, Tennessee, has been the origination of mortgage loans secured by single-family residential real estate located primarily in Henderson County, Tennessee, with funds obtained through the attraction of savings deposits, primarily transaction accounts, and certificate accounts with terms of 18 months or less. The Bank also makes construction loans on single-family residences, savings account loans, and second mortgage consumer loans. In past years, the Bank has made a limited number of loans on multi-family and commercial real estate. The Bank also purchases mortgage-backed securities, and invests in other liquid investment securities when warranted by the level of excess funds. Following the Conversion, the Bank will attempt to significantly increase its origination of commercial real estate loans, commercial business loans and consumer loans. For more information on the business of Lexington First see "Management's Discussion and Analysis of Financial Conditions and Results of Operations" and "Business of the Bank" in the Prospectus which accompanies this Proxy Statement.

          Lexington First is subject to regulation by the OTS, as its primary federal regulator and by the Federal Deposit Insurance Corporation ("FDIC"), which, through the Savings Association Insurance Fund ("SAIF") administered by it, insures Lexington First's deposits up to applicable limits. Lexington First is a member of the Federal Home Loan Bank ("FHLB") of Cincinnati, which is one of the 12 banks which comprise the FHLB System.

          Lexington First's principal executive offices are located 19 Natchez Trace Drive, Lexington, Tennessee 38351, and its telephone number is (901) 968-6624.

                         COMMUNITY NATIONAL CORPORATION

          Community National Corporation is a Tennessee corporation organized in July 1997 by the Bank for the purpose of holding all of the capital stock of the Bank following the Stock Conversion and Reorganization and of the National Bank following the Bank Conversion. The Company has received approval from the OTS to acquire control of the Bank subject to satisfaction of certain conditions. Prior to the Conversion, the Company has not engaged and will not engage in any material operations. Upon consummation of the Stock Conversion and Reorganization, the Company will have no significant assets other than the outstanding capital stock of the Bank (or, following the Bank Conversion, the resulting national bank), and a portion of the net proceeds of the Stock Conversion. Upon consummation of the Conversion, the Company's principal business will be overseeing and directing the business of the resulting national bank and investing the net Stock Conversion proceeds retained by it, and the Company will register with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA") and deregister with the OTS as a savings and loan holding company. See "Business of the Company" and "Regulation -- Depository Institution Regulation and -- Regulation of the Company" in the Prospectus which accompanies this Proxy Statement.

          The Company's principal executive office is located at the home office of the Bank at 19 Natchez Trace Drive, Lexington, Tennessee 38351, and its telephone number is (901) 968-6624.

                    THE STOCK CONVERSION AND REORGANIZATION

          The Boards of Directors of the Mutual Holding Company, the Bank and the Company (the "Primary Parties") have approved the Plan, as has the OTS, subject to approval by the Members of the Mutual Holding Company and the Stockholders of the Bank entitled to vote on the matter and the satisfaction of certain other conditions. Such OTS approval, however, does not constitute a recommendation or endorsement of the Plan by such agency.

General

          The Boards of Directors of the Mutual Holding Company and the Bank unanimously adopted the Plan as of April 12, 1997. The Plan was subsequently amended on July 12, 1997. The Plan has been approved by the OTS, subject to, among other things, approval of the Plan by the Members of the Mutual Holding Company and the Stockholders of the Bank. The Members' Meeting and the Stockholders' Meeting have been called for this purpose on _____________, 1997.

          The following is a brief summary of pertinent aspects of the Plan and the Conversion and Reorganization. The summary is qualified in its entirety by reference to the provisions of the Plan, which is attached hereto as Exhibit I. See also the description under "The Stock Conversion and Reorganization" in the accompanying Prospectus.

Effects of the Stock Conversion and Reorganization

          General. Prior to the Stock Conversion and Reorganization, each depositor in the Bank has both a deposit account in the institution and a pro rata ownership interest in the net worth of the Mutual Holding Company based upon the balance in his account, which interest may only be realized in the event of a liquidation of the Mutual Holding Company. However, this ownership interest is tied to the depositor's account and has no tangible market value separate from such deposit account. A depositor who reduces or closes his account receives a portion or all of the balance in the account but nothing for his ownership interest in the net worth of the Mutual Holding Company, which is lost to the extent that the balance in the account is reduced.

          Consequently, the depositors of the Bank normally have no way to realize the value of their ownership interest in the Mutual Holding Company, which has realizable value only in the unlikely event that the Mutual Holding Company is liquidated. In such event, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of the Mutual Holding Company after other claims are paid.

          Upon consummation of the Stock Conversion and Reorganization, permanent nonwithdrawable capital stock will be created to represent the ownership of the net worth of the Company. The Common Stock of the Company is separate and apart from deposit accounts and cannot be and is not insured by the FDIC or any other governmental agency. Certificates are issued to evidence ownership of the permanent stock. The stock certificates are transferable, and therefore the stock may be sold or traded if a purchaser is available with no effect on any account the seller may hold in the Bank.

          Continuity. While the Stock Conversion and Reorganization is being accomplished, the normal business of the Bank of accepting deposits and making loans will continue without interruption. The Bank will continue to be subject to regulation by the OTS and the FDIC. After the Stock Conversion and Reorganization, the Bank will continue to provide services for depositors and borrowers under current policies by its present management and staff.

          The directors and officers of the Bank at the time of the Stock Conversion and Reorganization will continue to serve a directors and officers of the Bank after the Stock Conversion and Reorganization. The directors and officers of the Company consist of individuals currently serving as directors and officers of the Mutual Holding Company and the Bank, and they generally will retain their positions in the Company after the Stock Conversion and Reorganization.

          Effect on Public Bank Shares. Under the Plan, upon consummation of the Stock Conversion and Reorganization, the Public Bank Shares shall be converted into Common Stock based upon the Exchange Ratio without any further action on the part of the holder thereof. Upon surrender of the Public Bank Shares, Common Stock will be issued in exchange for such shares.

          Upon consummation of the Stock Conversion and Reorganization, the Public Stockholders of the Bank, a federally chartered savings bank, will become stockholders of the Company, a Tennessee corporation.

          Effect on Deposit Accounts. Under the Plan, each depositor in the Bank at the time of the Stock Conversion and Reorganization will automatically continue as a depositor after the Stock Conversion and Reorganization, and each such deposit account will remain the same with respect to deposit balance, interest rate and other terms, except to the extent that funds in the account are withdrawn to purchase Conversion Stock to be issued in the Offerings. Each such account will be insured by the FDIC to the same extent as before the Stock Conversion and Reorganization. Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.

          Effect on Loans. No loan outstanding from the Bank will be affected by the Stock Conversion and Reorganization, and the amount, interest rate, maturity and security for each loan will remain as they were contractually fixed prior to the Stock Conversion and Reorganization.

          Effect on Voting Rights of Members. At present, all depositors of the Bank are members of, and have voting rights in, the Mutual Holding Company as to all matters requiring membership action. Upon completion of the Stock Conversion and Reorganization, depositors will cease to be members and will no longer be entitled to vote at meetings of the Mutual Holding Company. Upon completion of the Stock Conversion and Reorganization, all voting rights in the Bank will be vested in the Company as the sole stockholder of the Bank and exclusive voting rights with respect to the Company will be vested in the holders of Common Stock. Depositors of the Bank will not have voting rights in the Company after the Stock Conversion and Reorganization, except to the extent that they become stockholders of the Company.

          Tax Effects. Consummation of the Stock Conversion and Reorganization is conditioned on prior receipt by the Primary Parties of rulings or opinions with regard to federal and Tennessee income taxation which indicate that the adoption and implementation of the Plan set forth herein will not be taxable for federal or Tennessee income tax purposes to the Primary Parties or the Bank's Eligible Account Holders, Supplemental Eligible Account Holders or Other Members, Public Stockholders except as discussed below.

          Housley Kantarian & Bronstein, P.C., Washington, D.C., has issued an opinion to the Company and the Bank to the effect that, for federal income tax purposes: (1) the conversion of the Mutual Holding Company from mutual to stock form and the simultaneous merger of the Mutual Holding Company with and into the Bank, with the Bank being the surviving institution, will qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Code; (2) no gain or loss will be recognized by the Bank upon the receipt of the assets of the converted Mutual Holding Company in such merger; (3) the merger of Interim with and into the Bank, with the Bank being the surviving institution, will qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Code; (4) no gain or loss will be recognized by Interim upon the transfer of its assets to the Bank; (5) no gain or loss will be recognized by the Bank upon the receipt of the assets of Interim; (6) no gain or loss will be recognized by the Company upon the receipt of Bank Common Stock solely in exchange for Common Stock; (7) no gain or loss will be recognized by the Public Stockholders upon the receipt of Common Stock solely in exchange for their Public Bank Shares; (8) the basis of the Common Stock to be received by the Public Stockholders will be the same as the basis of the Public Bank Shares surrendered in exchange therefor, before giving effect to any payment of cash in lieu of fractional shares; (9) the holding period of the Common Stock to be received by the Public Stockholders will include the holding period of the Public Bank Shares, provided that the Public Bank Shares were held as a capital asset on the date of the exchange; (10) no gain or loss will be recognized by the Company upon the sale of shares of Conversion Stock in the Offerings; (11) the Eligible Account Holders and Supplemental Eligible Account Holders will recognize gain, if any, upon the issuance to them of withdrawable savings accounts in the Bank following the Stock Conversion and Reorganization, interests in the liquidation account and nontransferable subscription rights to purchase Conversion Stock, but only to the extent of the value, if any, of the subscription rights; and (12) the tax basis to the holders of Conversion Stock purchased in the Offerings will be the amount paid therefor, and the holding period for the shares of Conversion Stock will begin on the date of consummation of the Offerings if purchased through the exercise of subscription rights and on the day after the date of purchase if purchased in the Community Offering or Syndicated Community Offering.

          Arnold, Spain & Company, P.C., Jackson, Tennessee has issued an opinion to the Company and the Bank to the effect that the income tax consequences of the Stock Conversion and Reorganization are substantially the same under Tennessee laws as they are under the Code.

          In the opinion of Ferguson & Company, which opinion is not binding on the IRS, the subscription rights do not have any value, based on the fact that such rights are acquired by the recipients without cost, are nontransferable and of short duration, and afford the recipients the right only to purchase the Conversion Stock at a price equal to its estimated fair market value, which will be the same price as the Purchase Price for the unsubscribed shares of Conversion Stock. If the subscription rights granted to eligible subscribers are deemed to have an ascertainable value, receipt of such rights likely would be taxable only to those eligible subscribers who exercise the subscription rights (either as a capital gain or ordinary income) in an amount equal to such value, and the Primary Parties could recognize gain on such distribution. Eligible subscribers are encouraged to consult with their own tax advisor as to the tax consequences in the event that such subscription rights are deemed to have an ascertainable value.

          Unlike private rulings, an opinion is not binding on the IRS and the IRS could disagree with conclusions reached therein. In the event of such disagreement, there can be no assurance that the IRS would not prevail in a judicial or administrative proceeding.

          Effect on Liquidation Rights. Were the Mutual Holding Company to liquidate, all claims of the Mutual Holding Company's creditors would be paid first. Thereafter, if there were any assets remaining, members of the Mutual Holding Company would receive such remaining assets, pro rata, based upon the deposit balances in their deposit accounts at the Bank immediately prior to liquidation. In the unlikely event that the Bank were to liquidate after the Stock Conversion and Reorganization, all claims of creditors (including those of depositors, to the extent of their deposit balances) also would be paid first, followed by distribution of the "liquidation account" to certain depositors (see " --Liquidation Rights" below), with any assets remaining thereafter distributed to the Company as the holder of the Bank's capital stock. Pursuant to the rules and regulations of the OTS, a merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation for this purpose and, in such a transaction, the liquidation account would be required to be assumed by the surviving institution.

Liquidation Rights

          In the unlikely event of a complete liquidation of the Mutual Holding Company in its present mutual form, each depositor of the Bank would receive his pro rata share of any assets of the Mutual Holding Company remaining after payment of claims of all creditors. Each depositor's pro rata share of such remaining assets would be in the same proportion as the value of his deposit account was to the total value of all deposit accounts in the Bank at the time of liquidation. After the Stock Conversion and Reorganization, each depositor, in the event of a complete liquidation of the Bank, would have a claim as a creditor of the same general priority as the claims of all other general creditors of the Bank. However, except as described below, his claim would be solely in the amount of the balance in his deposit account plus accrued interest. He would not have an interest in the value or assets of the Bank or the Company above that amount.

          The Plan provides for the establishment, upon the completion of the Stock Conversion and Reorganization, of a special "liquidation account" for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to the amount of any dividends waived by the Mutual Holding Company plus the greater of (i) the Bank's retained earnings of $2.6 million at March 31, 1992, the date of the latest balance sheet contained in the final offering circular utilized in the Bank's initial public offering, or (ii) 60.54% of the Bank's total stockholders' equity as reflected in its latest balance sheet contained in the final Prospectus utilized in the Offerings. As of the date of this Prospectus, the initial balance of the liquidation account would be $3.9 million. Each Eligible Account Holder and Supplemental Eligible Account Holder, if he were to continue to maintain his deposit account at the Bank, would be entitled, upon a complete liquidation of the Bank after the Stock Conversion and Reorganization, to an interest in the liquidation account prior to any payment to the Company as the sole stockholder of the Bank. Each Eligible Account

Holder and Supplemental Eligible Account Holder would have an initial interest in such liquidation account for each deposit account, including passbook accounts, transaction accounts such as checking accounts, money market deposit accounts and certificates of deposit, held in the Bank at the close of business on the Eligibility Record Date or the Supplemental Eligibility Record Date, as the case may be. Each Eligible Account Holder and Supplemental Eligible Account Holder will have a pro rata interest in the total liquidation account for each of his deposit accounts based on the proportion that the balance of each such deposit account on Supplemental Eligibility Record Date, as the case may be bore to the balance of all deposit accounts in the Bank on such date.

          If, however, on any December 31 annual closing date of the Bank, commencing December 31, 1996 for Eligible Account Holders and December 31, 1997 for Supplemental Eligible Account Holders, the amount in any deposit account is less than the amount in such deposit account on December 31, 1995 or June 30, 1997, as the case may be, or any other annual closing date, then the interest in the liquidation account relating to such deposit account would be reduced by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be distributed to the Company as the sole stockholder of the Bank.

Required Approvals

          Various approvals of OTS are required in order to consummate the Stock Conversion and Reorganization. The OTS has approved the Plan, subject to approval by the Mutual Holding Company's Members and the Bank's Stockholders.
In addition, consummation of the Stock Conversion and Reorganization is subject to OTS approval of the application of the Company to acquire control of the Bank and the applications with respect to the merger of the Mutual Holding Company (following its conversion to an interim federal stock savings association) into the Bank and the merger of Interim into the Bank, with the Bank being the surviving entity in both mergers. Applications for these approvals have been filed and approved by the OTS subject to certain conditions. The Bank has also applied to the OTS and OCC for approval of the conversion of the Bank to a national bank and the Company has applied to the Federal Reserve Board for the Company's continued ownership of 100% of the capital stock of the resulting national bank. The Bank Conversion is contingent upon the approval of the OCC and Federal Reserve Board.

          Pursuant to OTS regulations, the Plan of Conversion also must be approved by (1) at least a majority of the total number of votes eligible to be cast by Members of the Mutual Holding Company at the Members' Meeting, and (2) holders of at least two-thirds of the outstanding Bank Common Stock at the Stockholders' Meeting. In addition, the Primary Parties have conditioned the consummation of the Stock Conversion and Reorganization on the approval of the Plan by at least a majority of the votes cast, in person or by proxy, by the Public Stockholders at the Stockholders' Meeting.

Review By Administrative and Judicial Authorities

          Federal law provides (i) that persons aggrieved by a final action of the OTS which approves, with or without conditions, a plan of conversion may obtain review of such final action only by filing a written petition in the United States Court of Appeals for the circuit in which the principal office or residence of such person is located, or in the United States Court of Appeals, for the District of Columbia Circuit, requesting that the final action of the OTS be modified, terminated or set aside, and (ii) that such petition must be filed within 30 days after publication of notice of such final action in the Federal Register, or 30 days after the date of mailing of the notice and proxy statement for the meeting of the converting institution's members at which the conversion is to be voted on, whichever is later.

                               HOW TO ORDER STOCK

          The accompanying Prospectus contains information about the business and financial condition of Lexington First and additional information about the Stock Conversion and the Subscription Offering and the concurrent

Community Offering. Enclosed is an order form and a certification form to be used to subscribe for Common Stock. You are not obligated to subscribe for Common Stock, and voting to approve the Conversion will not obligate you to subscribe for Common Stock.

          All subscription rights are nontransferable and will expire if not exercised by returning the accompanying stock order form and a certification form with full payment (or appropriate instructions authorizing withdrawal from a savings or certificate account at the Bank) for all shares for which subscription is made to the Company by 12:00 p.m., local time, on __________, 1997, unless extended. A postage-paid reply envelope is provided for this purpose. Provided that not all of the shares are subscribed for in the Subscription Offering by members of the Mutual Holding Company, the remaining shares are concurrently being offered to the general public in the Community Offering with preference given to natural persons and trusts of natural persons permanently residing in Henderson County, Tennessee.

          The information contained in this Proxy Statement is limited in its scope to use in the solicitation of proxies for the Special Meeting to consider and vote on the Plan. It is not intended for use in the offering of the Common Stock. Such offering is made only by the Prospectus.

                             AVAILABLE INFORMATION

          The information contained in the accompanying Prospectus, including a more detailed description of the Plan, is intended to help you evaluate the Conversion and is incorporated herein by reference. All persons eligible to vote at the Special Meeting should carefully review both this Proxy Statement and the accompanying Prospectus.

          YOUR BOARD OF DIRECTORS URGES YOU TO CONSIDER CAREFULLY THIS PROXY MATERIAL AND, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE SPECIAL MEETING, TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD(S) AS SOON AS POSSIBLE TO ASSURE THAT YOUR VOTES WILL BE COUNTED. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU ATTEND THE SPECIAL MEETING. YOU MAY REVOKE YOUR PROXY BY WRITTEN INSTRUMENT DELIVERED TO THE SECRETARY OF THE BANK AT ANY TIME PRIOR TO OR AT THE SPECIAL MEETING OR BY ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON.

          THIS PROXY STATEMENT IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY THE COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.



                                 BY ORDER OF THE BOARD OF DIRECTORS


                                 ----------------------------------
                                 Arba M. Taylor
                                 Secretary

____________, 1997
Lexington, Tennessee

                                                                       EXHIBIT A

================================================================================







                               PLAN OF CONVERSION

                                       of

                 LEXINGTON FIRST FEDERAL MUTUAL HOLDING COMPANY

                                       and

                      AGREEMENT AND PLAN OF REORGANIZATION

                                     between

                         COMMUNITY NATIONAL CORPORATION

                                       and

                      LEXINGTON FIRST FEDERAL SAVINGS BANK







================================================================================

                               TABLE OF CONTENTS

                                                                                         Page
                                                                                         ----
INTRODUCTION..............................................................................  1
I.    DEFINITIONS.........................................................................  3

II.   GENERAL PROCEDURE FOR CONVERSION AND REORGANIZATION.................................  8

III.  CONVERSION STOCK.................................................................... 10
      A.   Total Number of Shares and Purchase Price
            of Conversion Stock........................................................... 10
      B.   Subscription Offering.......................................................... 11
      C.   Community Offering, Syndicated Community Offering and Other Offerings.......... 14
      D.   Limitations on Subscriptions and Purchases of Conversion Stock................. 15
      E.   Timing of Subscription Offering, Manner of Exercising Subscription
            Rights and Order Forms........................................................ 17
      F.   Payment for Conversion Stock................................................... 18
      G.   Account Holders in Nonqualified States or
            Foreign Countries............................................................. 19

IV.   CERTAIN OTHER EFFECTS OF CONVERSION................................................. 19
      A.   Liquidation Account............................................................ 19
      B.   Voting Rights of Stockholders.................................................. 20
      C.   Transfer of Deposit Accounts................................................... 21
      D.   Directors and Officers of the Bank............................................. 21
      E.   Requirements Following Stock Conversion and Reorganization
            for Registration, Market Making, and Stock Exchange Listing................... 21
      F.   Dissenting Stockholders........................................................ 21
      G.   Effect of Bank Conversion...................................................... 21

V.    EFFECTIVE DATE...................................................................... 22

VI.   CERTAIN RESTRICTIONS FOLLOWING STOCK CONVERSION AND REORGANIZATION.................. 22
      A.   Requirements for Stock Purchases by Directors and Officers Following
            the Stock Conversion and Reorganization....................................... 22
      B.   Restrictions on Transfer of Stock.............................................. 22
      C.   Restrictions on Acquisition of Stock of the Holding Company.................... 23
      D.   Dividend and Repurchase Restrictions........................................... 24

VII.  MISCELLANEOUS....................................................................... 24
      A.   Tax Rulings or Opinions........................................................ 24
      B.   Stock Compensation Plans....................................................... 24
      C.   Amendment or Termination of the Plan........................................... 25
      D.   Interpretation of the Plan..................................................... 25


ANNEX A - PLAN OF MERGER BETWEEN THE MUTUAL HOLDING COMPANY
  AND THE BANK........................................................................... A-1
ANNEX B - PLAN OF MERGER BETWEEN THE BANK, THE HOLDING
  COMPANY AND INTERIM B.................................................................. B-1

                                 INTRODUCTION

         For purposes of this section, all capitalized terms have the meanings ascribed to them in Article I.

         On December 14, 1992, Lexington First Federal Savings Bank, a federal mutual savings bank reorganized into the mutual holding company form of organization and completed a sale of stock to the public. To accomplish this transaction, the Bank organized a federal stock savings bank as a wholly owned subsidiary. The mutual Bank then transferred substantially all of its assets and liabilities to the stock Bank in exchange for 200,000 shares of Bank Common Stock, and reorganized itself into a federally chartered mutual holding company known as Lexington First Federal Mutual Holding Company and sold 80,000 shares of Bank Common Stock to certain members of the Bank and members of the general public. As of the date hereof, the Mutual Holding Company and the Public Stockholders own an aggregate of 135,000 shares and 87,993 shares, or 60.54% and 39.46% of the outstanding shares of Bank Common Stock, respectively.

         The Boards of Directors of the Mutual Holding Company and the Bank believe that a conversion of the Mutual Holding Company to stock form and reorganization of the Bank and the subsequent conversion of the Bank from a federally chartered stock savings bank to a national bank pursuant to this Plan of Conversion is in the best interests of the Mutual Holding Company and the Bank, as well as the best interests of their respective Members and Stockholders. The conversion of the Mutual Holding Company to stock form and the acquisition of control of the Bank by the Holding Company are referred to herein as the "Stock Conversion and Reorganization", the conversion of the Bank to a National Bank is referred to herein as the "Bank Conversion", and the Stock Conversion and Reorganization and the Bank Conversion are referred to herein collectively as the "Conversion." The Boards of Directors have determined that this Plan of Conversion equitably provides for the interests of Members through the granting of subscription rights and the establishment of a liquidation account. The Stock Conversion and Reorganization will result in the Bank being wholly owned by a stock holding company, which is a more common structure and form of ownership than a mutual holding company. In addition, the Stock Conversion and Reorganization will result in the raising of additional capital for the Bank and the Holding Company and should result in a more active and liquid market for the Holding Company Common Stock than currently exists for the Bank Common Stock, although there can be no assurances that this will be the case. Finally, the Stock Conversion and Reorganization has been structured to re-unite the accumulated earnings and profits retained by the Mutual Holding Company with the retained earnings of the Bank through a tax-free reorganization. This will increase the Bank's ability to pay dividends in the future.

         If the Bank had undertaken a standard conversion involving the formation of a stock holding company in 1992, applicable Office of Thrift Supervision ("OTS") regulations would have required a greater amount of Bank Common Stock to be sold than resulted in the amount of net proceeds raised in the Bank's initial public offering. In addition, if a standard conversion had been conducted in 1992, management of the Bank believed that it would have been difficult to profitably invest the larger amount of capital that would have been raised, when compared to the amount of net proceeds raised in the Bank's initial public offering. A standard conversion in 1992 also would have immediately eliminated all aspects of the mutual form of organization.

         Subsequent to the formation of the Mutual Holding Company, there have been certain changes in the policies of the OTS relating to mutual holding companies. In addition, market conditions for the stocks of savings institutions and their holding companies have improved. In light of the foregoing, the Boards of Directors of the Mutual Holding Company and the Bank believe that it is in the best interests of such companies and their respective Members and Stockholders to raise additional capital at this time, and that the most feasible way to do so is through the Stock Conversion and Reorganization.

         In connection with the Stock Conversion and Reorganization, the Bank will form a new first-tier, wholly owned subsidiary known as Community National Corporation which will become the Holding Company upon consummation of the Stock Conversion and Reorganization. The Holding Company will in turn form Interim B as a wholly owned subsidiary. As described in more detail in Article II, the Mutual Holding Company will convert to an interim stock savings association and will simultaneously merge with and into the Bank pursuant to the Plan of Merger included as Annex A hereto, pursuant to which the Mutual Holding Company will cease to exist and a liquidation account will be established by the Bank for the benefit of depositor Members as of specified dates, and Interim B will then merge with and into the Bank pursuant to the Plan of Merger included as Annex B hereto, pursuant to which the Bank will become a wholly owned subsidiary of the Holding Company and, in connection therewith, each share of Bank Common Stock outstanding immediately prior to the effective time thereof (other than shares as to which the holders thereof have properly exercised dissenters' rights of appraisal, if any) shall be automatically converted, without further action by the holder thereof, into and become the right to receive shares of Holding Company Common Stock based on the Exchange Ratio, plus cash in lieu of any fractional share interest.

         In connection with the Stock Conversion and Reorganization, the Holding Company will offer shares of Conversion Stock in the Offerings as provided herein. Shares of Conversion Stock will be offered in a Subscription Offering in descending order of priority to Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders, Other Members, Directors, Officers and Employees and Public Stockholders. Any shares of Conversion Stock remaining unsold after the Subscription Offering will be offered for sale to the public through a Community Offering and/or Syndicated Community Offering, as determined by the Boards of Directors of the Holding Company and the Bank in their sole discretion.

         The Stock Conversion and Reorganization is intended to provide a larger capital base to support the Bank's lending and investment activities and thereby enhance the Bank's capabilities to serve the borrowing and other financial needs of the communities it serves. The use of the Holding Company will provide greater organizational flexibility and possible diversification. The purpose of the Bank Conversion is to provide the Bank with additional operating flexibility and enhance its ability to provide a full range of banking products and services to its community. It is the further desire of the Board of Directors to reorganize the Bank (or the National Bank upon the Bank Conversion) as the wholly owned subsidiary of the Holding Company to enhance flexibility of operations, diversification of business opportunities and financial capability for business and regulatory purposes and to enable the National Bank to compete more effectively with other financial service organizations.

         This Plan was adopted by the Boards of Directors of the Mutual Holding Company and the Bank by at least a two-thirds vote of each such Board on April 12, 1997, and was adopted as amended on July 12, 1997.

         This Plan is subject to the approval of the OTS and must be adopted by
(1) at least a majority of the total number of votes eligible to be case by Voting Members of the Mutual Holding Company at the Special Meeting and (2) holders of at least two-thirds of the outstanding Bank Common Stock at the Stockholders' Meeting. In addition, the Primary Parties have conditioned the consummation of the Stock Conversion and Reorganization on the approval of the Plan by at least a majority of the votes cast, in person or by proxy, by the Public Stockholders at the Stockholders' Meeting. Either prior to or immediately following the consummation of the Stock Conversion and Reorganization, the Holding Company, as the sole stockholder of the Bank, shall approve the Bank Conversion and the Bank shall take such actions as may be necessary to consummate the Bank Conversion. Consummation of the Bank Conversion also requires the approval of the Office of the Comptroller of the Currency and the Board of Governors of the Federal Reserve System.

         After the Stock Conversion and Reorganization, the Bank will continue to be regulated by the OTS, as its primary federal regulator and its chartering authority, and by the FDIC, which insures the Bank's deposits up to applicable limits. After the Bank Conversion, the Bank will be subject to comprehensive examination, supervision and regulation by the OCC and the FDIC. In addition, the Bank will continue to be a member of the Federal Home Loan Bank System and all insured savings deposits will continue to be insured by the FDIC up to the maximum provided by law.

I.  DEFINITIONS.

        As used in this Plan, the terms set forth below have the following meaning:

        Acting in Concert: The term "Acting in Concert" means: (i) knowing
        -----------------
participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A person (as defined by Section 563b.2(a)(26) of the Regulations Applicable to All Savings Associations) or company which acts in concert with another person or company ("other party") shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any Tax-Qualified Employee Stock Benefit Plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the Tax-Qualified Employee Stock Benefit Plan will be aggregated.

        Actual Purchase Price: The term "Actual Purchase Price" means the price
        ---------------------
per share at which the Conversion Stock is ultimately sold by the Holding Company in the Offerings in accordance with the terms hereof.

        Affiliate: The term "Affiliate" means a Person who, directly or
        ---------
indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.


        Associate: The term "Associate" when used to indicate a relationship
        ---------
with any Person, means (i) a corporation or organization (other than the Mutual Holding Company, the Bank, a majority-owned subsidiary of the Bank or the Holding Company) of which such Person is a director, officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, provided, however, that such term shall not include any Tax-Qualified Employee Stock Benefit Plan of the Holding Company or the Bank in which such Person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of the Holding Company or the Bank or any of the subsidiaries of the foregoing.

        Bank: The term "Bank" means either Lexington First Federal Savings Bank
        ----
in its mutual or stock form or Lexington First Federal Savings Bank following consummation of the Stock Conversion and Reorganization, as the context requires.

        Bank Common Stock: The term "Bank Common Stock" means the common stock
        -----------------
of the Bank, $1.00 par value per share, which stock is not and will not be insured by the FDIC or any other governmental authority.

        Bank Conversion:  The term "Bank Conversion" means the conversion of the
        ---------------
Bank from a federally chartered stock savings bank to a national bank.

        Bank Merger: The term "Bank Merger" means the merger of Interim B with
        -----------
and into the Bank pursuant to the Plan of Merger included as Annex B hereto.

        Capital Stock: The term "Capital Stock" means any and all authorized
        -------------
shares of stock of the Bank after the Stock Conversion and Reorganization and of the National Bank after the Bank Conversion.

        Code:  The term "Code" means the Internal Revenue Code of 1986, as
        ----
amended.

        Community Offering: The term "Community Offering" means the offering for
        ------------------
sale by the Holding Company of any shares of Conversion Stock not subscribed for in the Subscription Offering, with preference given in the Community Offering to natural persons residing in the Local Community.

        Control: The term "Control" (including the terms "controlling,"
        -------
"controlled by," and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

        Conversion: The term "Conversion" means the Stock Conversion and
        ----------
Reorganization and the Bank Conversion.

        Conversion Stock: The term "Conversion Stock" means the Holding Company
        ----------------
Common Stock to be issued and sold in the Offerings pursuant to the Plan of Conversion.

        Deposit Account: The term "Deposit Account" means savings and demand
        ---------------
accounts, including passbook accounts, money market deposit accounts and negotiable order of withdrawal accounts, and certificates of deposit and other authorized accounts of the Bank held by a Member.

        Director, Officer and Employee: The term "Director, Officer and
        ------------------------------
Employee" means the terms as applied respectively to any person who is a director, officer or employee of the Mutual Holding Company, the Bank or any subsidiary thereof.

        Effective Date: The term "Effective Date" means the effective date of
        --------------
the Stock Conversion and Reorganization as defined in Article V hereof.

        Eligibility Record Date: The term "Eligibility Record Date" means the
        -----------------------
date for determining Qualifying Deposits of Eligible Account Holders and is the close of business on December 31, 1995.

        Eligible Account Holder: The term "Eligible Account Holder" means any
        -----------------------
Person holding a Qualifying Deposit on the Eligibility Record Date for purposes of determining Subscription Rights and establishing subaccount balances in the Liquidation Account.

        Estimated Price Range: The term "Estimated Price Range" means the range
        ---------------------
of the estimated aggregate pro forma market value of the total number of shares of Conversion Stock to be issued in the Offerings, as determined by the Independent Appraiser in accordance with Section IV.A hereof.

        Exchange Ratio: The term "Exchange Ratio" means the rate at which shares
        --------------
of Holding Company Common Stock will be exchanged for shares of Bank Common Stock held by the Public Stockholders (other than shares as to which dissenting Public Stockholders properly exercise appraisal rights, if any) in connection with the Bank Merger. The exact rate shall be determined by the Primary Parties in order to ensure that upon consummation of the Stock Conversion and Reorganization the Public Stockholders will own in the aggregate approximately the same percentage of the Holding Company Common Stock to be outstanding upon completion of the Stock Conversion and Reorganization as the percentage of Bank Common Stock owned by them in the aggregate immediately prior to consummation of the Stock Conversion and Reorganization, before giving effect to (a) cash paid in lieu of any fractional interests of Holding Company Common Stock and (b) any shares of Conversion Stock purchased by the Public Stockholders in the Offerings or by Tax-Qualified Employee Stock Benefit Plans thereafter.

        Exchange Shares: The term "Exchange Shares" means the shares of Holding
        ---------------
Company Common Stock to be issued to the Public Stockholders in connection with the Bank Merger.

        FDIC: The term "FDIC" means the Federal Deposit Insurance Corporation
        ----
or any successor thereto.

        Federal Reserve Board: The term "Federal Reserve Board" means the Board
        ---------------------
of Governors of the Federal Reserve System.

        Holding Company: The term "Holding Company" means Community National
        ---------------
Corporation a corporation to be organized under the laws of the State of Tennessee. Such corporation will be initially formed as a first-tier, wholly owned subsidiary of the Bank. Upon completion of the Stock Conversion and Reorganization, the Holding Company shall hold all of the outstanding Capital Stock of the Bank and, following the Bank Conversion, the Holding Company shall be a bank holding company and shall hold all of the outstanding Capital Stock of the National Bank.

        Holding Company Common Stock: The term "Holding Company Common Stock"
        ----------------------------
means the common stock of the Holding Company, par value $1.00 per share, including the Conversion Stock and the Exchange Shares, which stock cannot and will not be insured by the FDIC or any other governmental authority.

        Independent Appraiser: The term "Independent Appraiser" means a person
        ---------------------
independent of the Holding Company and the Bank, experienced and expert in the area of corporate appraisal, and acceptable to the OTS, retained by the Bank to prepare an appraisal of the pro forma market value of the Conversion Stock.

        Initial Purchase Price: The term "Initial Purchase Price" means the
        ----------------------
price per share to be paid initially by Participants for shares of Conversion Stock subscribed for in the Subscription Offering and by Persons for shares of Conversion Stock ordered in the Community Offering.

        Interim A: The term "Interim A" means Lexington First Federal M.H.C.
        ---------
Interim Savings Bank, an interim federal stock savings association, which will be formed as a result of the conversion of Lexington First Federal Mutual Holding Company into the stock form of organization.

        Interim B: The term "Interim B" means Lexington First Federal Interim
        ---------
Savings Bank, which will be formed as a first-tier, wholly owned subsidiary of the Holding Company to facilitate the Bank Merger.

        Liquidation Account: The term "Liquidation Account" means the account to
        -------------------
be maintained pursuant to Section IV.A by the Bank or the National Bank for the benefit of Eligible Account Holders and Supplement Eligible Accounts who maintain Deposit Accounts in the Bank after the Stock Conversion and Reorganization or in the National Bank after the Bank Conversion.

        Local Community: The term "Local Community" means Henderson County in
        ---------------
the State of Tennessee.

        Member: The term "Member" means any Person qualifying as a member of the
        ------
Mutual Holding Company in accordance with its mutual charter and bylaws and the laws of the United States.

        M.H.C. Merger: The term "M.H.C. Merger" means the merger of Interim A
        -------------
with and into the Bank pursuant to the Plan of Merger included as Annex A hereto.

        Mutual Holding Company: The term "Mutual Holding Company" means
        ----------------------
Lexington First Federal Mutual Holding Company prior to its conversion into an interim stock savings association.

        National Bank: The term "National Bank" means Community National Bank of
        -------------
Tennessee, the national bank resulting from the Bank Conversion.

        OCC: The term "OCC" means the Office of the Comptroller of the Currency
        ---
of the United States Department of the Treasury or any successor agency having jurisdiction over the Bank Conversion.

        OCC Conversion Application: The term "OCC Conversion Application" means
        --------------------------
the application submitted to the OCC for approval of the Bank Conversion.

        Offerings: The term "Offerings" means the Subscription Offering, the
        ---------
Community Offering and the Syndicated Community Offering.

        Officer: The term "Officer" means an executive officer of the Holding
        -------
Company or the Bank (as applicable), including the Chairman of the Board, President, Executive Vice President, Vice Presidents in charge of principal business functions, Secretary and Treasurer.

        Order Form: The term "Order Form" means the form or forms provided by
        ----------
the Holding Company, containing all such terms and provisions as set forth in
Section III.E hereof, to a Participant or other Person by which Conversion Stock may be ordered in the Offerings.

        Other Member: The term "Other Member" means a Voting Member who is not
        ------------
an Eligible Account Holder or a Supplemental Eligible Account Holder.

        OTS: The term "OTS" means the Office of Thrift Supervision within the
        ---
U.S. Department of Treasury or any successor thereto.

        OTS Bank Conversion Application: The term "OTS Bank Conversion
        -------------------------------
Application" means the application submitted to the OTS for approval of the Bank Conversion.

        Participant: The term "Participant" means any Eligible Account Holder,
        -----------
Tax-Qualified Employee Stock Benefit Plan, Supplemental Eligible Account Holder, Other Member, Director, Officer and Employee or Public Stockholder as of the Voting Record Date.

        Person: The term "Person" means an individual, a corporation, a
        ------
partnership, an association, a joint stock company, a trust, an unincorporated organization or a governmental or any political subdivision thereof.

        Plan or Plan of Conversion: The term "Plan" or "Plan of Conversion"
        ----    ------------------
means this Plan of Conversion and Agreement and Plan of Reorganization as adopted by the Boards of Directors of the Mutual Holding Company and the Bank or any amendment hereto approved as provided herein. The Board of Directors of the Holding Company shall adopt this Plan as soon as practicable following its organization, and the Board of Directors of Interim B shall adopt the Plan of Merger included as Annex B hereto as soon as practicable following its organization.

        Primary Parties: The term "Primary Parties" mean the Mutual Holding
        ---------------
Company, the Bank and Holding Company and their successors.

        Prospectus: The term "Prospectus" means the one or more documents to be
        ----------
used in offering the Conversion Stock in the Offerings.

        Public Stockholders: The term "Public Stockholders" mean those Persons
        -------------------
who own shares of Bank Common Stock, excluding the Mutual Holding Company, as of the Voting Record Date.

        Qualifying Deposits: The term "Qualifying Deposits" means the aggregate
        -------------------
balance of all Deposit Accounts in the Bank of (i) an Eligible Account Holder at the close of business on the Eligibility Record Date, provided such aggregate balance is not less than $50, and (ii) a Supplemental Eligible Account Holder at the close of business on the Supplemental Eligibility Record Date, provided such aggregate balance is not less than $50.

        Resident: The term "Resident" means any natural person subscribing for
        --------
stock in the Subscription Offering or submitting an order in the Community Offering who maintains a bona fide residence within the Local Community. The Bank may utilize deposit or loan records or such other evidence provided to it to make a determination as to whether a person is a bona fide resident of the Local Community. In all cases, however, such determination shall be in the sole and absolute discretion of the Bank.

        Sale: The terms "sale" and "sell" mean every contract to sell or
        ----
otherwise dispose of a security or an interest in a security for value, but such terms do not include an exchange of securities in connection with a merger or acquisition following consummation of the Stock Conversion and Reorganization approved by the OTS or any other federal agency having jurisdiction.

        Savings Account: The term "Savings Account" means a withdrawable deposit
        ---------------
in the Bank after the Stock Conversion and Reorganization and a withdrawable deposit in the National Bank after the Bank Conversion.

        SEC:  The term "SEC" means the Securities and Exchange Commission.
        ---

        Special Meeting: The term "Special Meeting" means the Special Meeting
        ---------------
of Members of the Mutual Holding Company called for the purpose of submitting this Plan to the Members for their approval, including any adjournments of such meeting.

        Stock Conversion and Reorganization: The term "Stock Conversion and
        -----------------------------------
Reorganization" means (i) the conversion of the Mutual Holding Company to an interim stock savings association and the subsequent merger with the Bank, pursuant to which the Mutual Holding company will cease to exist, (ii) the Bank Merger, pursuant to which the Bank will become a wholly owned subsidiary of the Company and, in connection therewith, each share of Bank Common Stock outstanding immediately prior to the effective time thereof shall automatically be converted, without further action by the holder thereof, into and become the right to receive shares of Holding Company Common Stock based on the Exchange Ratio, plus cash in lieu of any fractional share interest, and (iii) the issuance of Conversion Stock by the Holding Company in the Offerings as provided herein, which will increase the number of shares of Holding Company Common Stock outstanding and the capitalization of the Holding Company and the Bank.

        Stockholders: The term "Stockholders" means those Persons who own shares
        ------------
of Bank Common Stock.

        Stockholders' Meeting: The term "Stockholders' Meeting" means the annual
        ---------------------
or special meeting of Stockholders of the Bank called for the purpose of submitting this Plan to the Stockholders for their approval, including any adjournments of such meeting.

        Subscription Offering: The term "Subscription Offering" means the
        ---------------------
offering of the Conversion Stock to Participants.

        Subscription Rights: The term "Subscription Rights" means
        -------------------
nontransferable rights to subscribe for Conversion Stock granted to Participants pursuant to the terms of this Plan.

        Supplemental Eligible Account Holder: The term "Supplemental Eligible
        ------------------------------------
Account Holder" means any Person, (other than Directors, Officers and their respective Associates) holding a Qualifying Deposit at the close of business on the Supplemental Eligibility Record Date.

        Supplemental Eligibility Record Date: The term "Supplemental Eligibility
        ------------------------------------
Record Date, if applicable, means the date for determining Qualifying Deposits of Supplemental Eligible Account Holders and shall be required if the Eligibility Record Date is more than 15 months prior to the date of the latest amendment to the Application for Conversion filed by the Mutual Holding Company prior to approval of such application by the OTS. If applicable, the

Supplemental Eligibility Record Date shall be the last day of the calendar quarter preceding OTS approval of the Application for Conversion submitted by the Mutual Holding Company pursuant to this Plan of Conversion.

        Syndicated Community Offering: The term "Syndicated Community Offering"
        -----------------------------
means the offering for sale by a syndicate of broker-dealers to the general public of shares of Conversion Stock not purchased in the Subscription Offering and the Community Offering.

        Tax-Qualified Employee Stock Benefit Plan: The term "Tax-Qualified
        -----------------------------------------
Employee Stock Benefit Plan" means any defined benefit plan or defined contribution plan, such as an employee stock ownership plan, stock bonus plan, profit-sharing plan or other plan, which is established for the benefit of the employees of the Holding Company and the Bank and which, with its related trust, meets the requirements to be "qualified" under Section 401 of the Code as from time to time in effect. A "Non-Tax-Qualified Employee Stock Benefit Plan" is any defined benefit plan or defined contribution stock benefit plan which is not so qualified.

        Voting Member: The term "Voting Member" means a Person who at the close
        -------------
of business on the Voting Record Date is entitled to vote as a Member of the Mutual Holding Company in accordance with its mutual charter and bylaws.

        Voting Record Date: The term "Voting Record Date" means the date or
        ------------------
dates fixed by the Board of Directors for determining the eligibility of Members to vote at the Special Meeting and of Stockholders to vote at the Stockholders' Meeting, as applicable.

        Y-3 Application: The term "Y-3 Application" means the application
        ---------------
submitted to the Federal Reserve Board on the Federal Reserve Board Form FR Y-3 for approval for the Holding Company to maintain control of the National Bank.

II.     GENERAL PROCEDURE FOR CONVERSION AND REORGANIZATION

        A. An application for the Stock Conversion and Reorganization, including the Plan and all other requisite material (the "Application for Conversion"), shall be submitted to the OTS for approval. The Mutual Holding Company and the Bank also will cause notice of the adoption of the Plan by the Boards of Directors of the Mutual Holding Company and the Bank to be given by publication in a newspaper having general circulation in each community in which an office of the Bank is located; and will cause copies of the Plan to be made available at each office of the Mutual Holding Company and the Bank for inspection by Members and Stockholders. After receipt of notice from the OTS to do so, the Mutual Holding Company and the Bank will post the notice of the filing of the Application for Conversion in each of their offices and will again cause to be published, in accordance with the requirements of applicable regulations of the OTS, a notice of the filing with the OTS of an application to convert the Mutual Holding Company from mutual to stock form.

        B. Also promptly following the adoption of this Plan, the Bank shall file the OCC Conversion Application and the OTS Bank Conversion Application and the Holding Company shall file a draft Y-3 Application.

        C. The Holding Company shall submit or cause to be submitted an Application H-(e)1 or H-(e)1-S to the OTS for approval of the acquisition of the Bank and shall file the final Y-3 Application. Such application also shall include applications to form Interim A and Interim B. In addition, an application to merge Interim A and the Bank and an application to merge Interim B and the Bank shall be filed with the OTS, either as an exhibit to the Application H- (e)1 or H-(e)1-S or as the case may be, or separately. All notices required to be published in connection with such applications shall be published at the times required. After the receipt of all requisite regulatory approvals, the Holding Company will form Interim B as a first-tier, wholly owned subsidiary the Company, and the Board of Directors of Interim B shall adopt the Plan of Merger included as Annex B hereto by at least a two-thirds vote. In addition, the Holding Company shall approve such Plan of Merger in its capacity as the sole stockholder of Interim B.

        D. The Holding Company shall file a Registration Statement with the SEC to register the Holding Company Common Stock to be issued in the Stock Conversion and Reorganization under the Securities Act of 1933, as amended, and, if required, shall register such Holding Company Common Stock under any applicable state securities laws. Upon registration and after the receipt of all required regulatory approvals, the Conversion Stock shall be first offered for sale in a Subscription Offering to Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders, if any, Other Members, Directors, Officers and Employees and Public Stockholders as of the Voting Record Date. It is anticipated that any shares of Conversion Stock remaining unsold after the Subscription Offering will be sold through a Community Offering and/or a Syndicated Community Offering. The purchase price per share for the Conversion Stock shall be a uniform price determined in accordance with Section III.A hereof. The Holding Company shall contribute to the Bank an amount of the net proceeds received by the Holding Company from the sale of Conversion Stock as shall be determined by the Boards of Directors of the Holding Company and the Bank and as shall be approved by the OTS.

        E. Promptly following receipt of requisite approval of the OTS, this Plan will be submitted to the Members for their consideration and approval at the Special Meeting. The Mutual Holding Company may, at its option, mail to all Members as of the Voting Record Date, at their last known address appearing on the records of the Mutual Holding Company and the Bank, a proxy statement in either long or summary form describing the Plan which will be submitted to a vote of the Members at the Special Meeting. The Holding Company also shall mail to all such Members (as well as other Participants) either a Prospectus and Order Form for the purchase of Conversion Stock or a letter informing them of their right to receive a Prospectus and Order Form and a postage prepaid card to request such materials, subject to the provisions of Section III.G hereof. In addition, all such Members will receive, or be given the opportunity to request by returning a postage-prepaid card which will be distributed with the proxy statement, letter or other written communication, a copy of the certificate of incorporation and bylaws of the Holding Company. The Plan must be approved by the affirmative vote of at least a majority of the total number of votes eligible to be cast by Voting Members at the Special Meeting.

        F. Subscription Rights to purchase shares of Conversion Stock will be issued without payment therefor to Eligible Account Holders, Tax-Qualified Employee Plans, Supplemental Eligible Account Holders, if any, Other Members, Directors, Officers and Employees and Public Stockholders as of the Voting Record Date, as set forth in Section III.B.

        G. The Bank shall file preliminary proxy materials with the OTS in order to seek the approval of the Plan by its Stockholders. Promptly following clearance of such proxy materials and the receipt of any other requisite approval of the OTS, the Bank will mail definitive proxy materials to all Stockholders as of the Voting Record Date, at their last known address appearing on the records of the Bank, for their consideration and approval of this Plan at the Stockholders' Meeting. The Plan must be approved by the holders of at least two-thirds of the outstanding Bank Common Stock as of the Voting Record Date. In addition, the Primary Parties have conditioned the consummation of the Stock Conversion and Reorganization on the approval of the Plan by at least a majority of the votes cast, in person or by proxy, by the Public Stockholders at the Stockholders' Meeting.

        H. The Effective Date of the Stock Conversion and Reorganization shall be the date set forth in Article V hereof. Upon the Effective Date, the following transactions shall be deemed to have occurred simultaneously:

             1. The Mutual Holding Company shall convert into an interim stock savings association, Interim A, and Interim A shall simultaneously merge with and into the Bank in the M.H.C. Merger, with the Bank being the surviving institution. As a result of the M.H.C. Merger, (x) the shares of Bank Common Stock currently held by the Mutual Holding Company shall be canceled and (y) Members of the Mutual Holding Company will be granted interests in the Liquidation Account.

             2. Interim B shall merge with and into the Bank pursuant to the Bank Merger, with the Bank being the surviving institution. As a result of the Bank Merger: (x) the shares of Holding Company Common Stock held by the Bank shall be canceled; (y) the shares of Bank Common Stock held by the Public Stockholders (other than shares as to which the holders thereof have properly exercised dissenters' rights of appraisal, if any) shall be converted into the right to receive shares of Holding Company Common Stock based upon the Exchange Ratio, plus cash in lieu of any fractional share interest based upon the Actual Purchase Price; and (z) the shares of common stock of Interim B held by the Holding Company shall be converted into shares of Bank Common Stock on a one-for-one basis, with the result that the Bank shall become a wholly owned subsidiary of the Company.

             3. The Holding Company shall consummate the sale of the Conversion Stock.

        I. In the event the Holding Company Common Stock does not constitute qualified consideration within the meaning of Section 552.14 of the Regulations for Federal Savings Associations (the "Appraisal Regulation"), the notice for the Stockholders' Meeting shall notify Public Stockholders of their right to demand the payment of the appraised value of their shares upon consummation of the Stock Conversion and Reorganization. Such notice shall also include a copy of the Appraisal Regulation. Within ten days after the Effective Date, written notice shall be given to all Public Stockholders who have properly exercised appraisal rights in accordance with the Appraisal Regulation. Consummation of the Stock Conversion and Reorganization is specifically conditioned on the exercise of appraisal rights by less than 10% of the outstanding shares of Bank Common Stock.

        J. The Primary Parties may retain and pay for the services of financial and other advisors and investment bankers to assist in connection with any or all aspects of the Stock Conversion and Reorganization, including in connection with the Offerings, the payment of fees to brokers and investment bankers for assisting Persons in completing and/or submitting Order Forms. All fees, expenses, retainers and similar items shall be reasonable.

        K. The Bank Conversion shall be deemed to occur and shall be effective upon completion of all actions necessary or appropriate under applicable federal statutes and regulations and the policies of the OCC and the OTS to complete the conversion of the Bank to a national bank, including without limitation the approval of the Bank Conversion by the Holding Company, as the sole stockholder of the Bank, and the Bank will thereby be and become the National Bank. The Bank Conversion shall be consummated as soon as practicable following the consummation of the Stock Conversion as described in this Paragraph II.

        L. The Board of Directors of the Bank may, at any time, elect not to proceed with the Bank Conversion, in which event the OCC Conversion Application, the OTS Bank Conversion Application and the Y-3 Application shall be withdrawn. In the event the Bank Conversion is not pursued, any references to the Bank Conversion in this Plan shall be deemed to constitute references to the Stock Conversion and Reorganization and references to the National Bank shall be deemed to constitute references to the Bank.

III.  CONVERSION STOCK OFFERING

        A.   Total Number of Shares and Purchase Price of Conversion Stock.
             --------------------------------------------------------------

             1. The aggregate price at which shares of Conversion Stock shall be sold in the Offerings shall be based on a pro forma valuation of the aggregate market value of the Conversion Stock prepared by the Independent Appraiser. The valuation shall be based on financial information relating to the Primary Parties, market, financial and economic conditions, a comparison of the Primary Parties with selected publicly held financial institutions and holding companies and with comparable financial institutions and holding companies and such other factors as the Independent Appraiser may deem to be important. The valuation shall be stated in terms of an Estimated Price Range, the maximum of which shall generally be no more than 15% above the average of the minimum and maximum of such price range and the minimum of which shall generally be no more than 15% below such average. The valuation shall be updated during the Stock Conversion and Reorganization as market and financial conditions warrant and as may be required by the OTS.

             2. Based upon the independent valuation, the Boards of Directors of the Primary Parties shall fix the Initial Purchase Price and the number (or range) of shares of Conversion Stock to be offered in the Subscription Offering, Community Offering and/or Syndicated Community Offering. The Actual Purchase Price and the total number of shares of Conversion Stock to be issued in the Offerings shall be determined by the Boards of Directors of the Primary Parties upon conclusion of the Offerings in consultation with the Independent Appraiser and any financial advisor or investment banker retained by the Primary Parties in connection therewith.

             3. Subject to the approval of the OTS, the Estimated Price Range may be increased or decreased to reflect market, financial and economic conditions prior to completion of the Stock Conversion and Reorganization, and under such circumstances the Primary Parties may increase or decrease the total number of shares of Conversion Stock to be issued in the Stock Conversion and Reorganization to reflect any such change. Notwithstanding anything to the contrary contained in this Plan, no resolicitation of subscribers shall be required and subscribers shall not be permitted to modify or cancel their subscriptions unless the gross proceeds from the sale of the Conversion Stock issued in the Stock Conversion and Reorganization are less than the minimum or (excluding purchases, if any, by the Holding Company's and the Bank's Tax-Qualified Employee Stock Benefit Plans under Section III.B.2 hereof) more than 15% above the maximum of the Estimated Price Range set forth in the Prospectus. In the event of an increase in the total number of shares offered in the Stock Conversion and Reorganization due to an increase in the Estimated Price Range, the priority of share allocation shall be as set forth in this Plan, provided, however, that such priorities will have no effect whatsoever on the ability of the Tax-Qualified Employee Stock Benefit Plans to purchase additional shares pursuant to Section III.B.2.

             4. (a) In the event that Tax-Qualified Employee Stock Benefit Plans are unable to purchase the number of shares subscribed for by such Tax-Qualified Employee Stock Benefit Plans due to an oversubscription for shares of Conversion Stock pursuant to Section III.B.1 hereof, Tax-Qualified Employee Stock Benefit Plans may purchase from the Holding Company, and the Holding Company may sell to the Tax-Qualified Employee Stock Benefit Plans, such additional shares ("Additional Shares") of Holding Company Common Stock necessary to fill the subscriptions of the Tax-Qualified Employee Stock Benefit Plans, provided that such Additional Shares may not exceed 10% of the total number of shares of Conversion Stock sold in the Stock Conversion and Reorganization. The sale of Additional Shares, if necessary, will occur contemporaneously with the sale of the Conversion Stock. The sale of Additional Shares to Tax-Qualified Employee Stock Benefit Plans by the Holding Company is conditioned upon receipt by the Holding Company of a letter from the Independent Appraiser to the effect that such sale would not have a material effect on the Stock Conversion and Reorganization or the Actual Purchase Price and the approval of the OTS. The ability of the Tax-Qualified Employee Stock Benefit Plans to purchase up to an additional 10% of the total number of shares of Conversion Stock sold in the Stock Conversion and Reorganization shall not be affected or limited in any manner by the priorities or purchase limitations otherwise set forth in this Plan of Conversion.

                  (b) Notwithstanding anything to the contrary contained in this Plan, if the final valuation range of the Conversion Stock exceeds the maximum Conversion Stock offering range, up to 10% of the total number of shares of Conversion Stock sold in the Stock Conversion and Reorganization may be sold to Tax-Qualified Stock Benefit Plans prior to filling any other orders for Conversion Stock from such shares in excess of the maximum Conversion Stock offering range.

        B.   Subscription Offering.
             ---------------------

        Non-transferable Subscription Rights to purchase shares of Conversion Stock will be issued at no cost to Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Members pursuant to priorities established by applicable regulations. All shares must be sold, and, to the extent that Conversion Stock is available, no subscriber will be allowed to purchase fewer than 25 shares of Conversion Stock, provided that this number shall be decreased if the aggregate purchase price exceeds $500. The priorities established by applicable regulations for the purchase of shares are as follows:

             1.   Category No. 1:  Eligible Account Holders.

                  (a) Each Eligible Account Holder shall receive, without payment, Subscription Rights to purchase up to the greater of (i) 5,000 shares of Conversion Stock per qualifying deposit or loan account, provided that the aggregate maximum number of shares of Conversion Stock that may be purchased by any person, together with associates, or groups of persons acting in concert in the Offerings is 5% of the shares sold in the Offerings, and provided that when such shares are combined with Exchange Shares, such person, together with Associates and persons acting in concert, does not own in excess of 5% of the Shares of Holding Company Common Stock Outstanding upon consummation of the Conversion, (ii) one-tenth of 1% of the total offering of shares of Conversion Stock in the Subscription Offering, and (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock offered in the Subscription Offering by a fraction, of which the numerator is the amount of the Qualifying Deposits of the Eligible Account Holder and the denominator is the total amount of all Qualifying Deposits of all Eligible Account Holders, subject to Section III.G hereof .

                  (b) In the event of an oversubscription for shares of Conversion Stock pursuant to Section III.B.1, available shares shall be allocated among subscribing Eligible Account Holders so as to permit each such Eligible Account Holder, to the extent possible, to purchase a number of shares which will make his or her total allocation equal to the lesser of the number of shares subscribed for or 100 shares. Any available shares remaining after each subscribing Eligible Account Holder has been allocated the lesser of the number subscribed for or 100 shares shall be allocated among the subscribing Eligible Account Holders in the proportion which the Qualifying Deposit of each such subscribing Eligible Account Holder bears to the total Qualifying Deposits of all such subscribing Eligible Account Holders, provided that no fractional shares shall be issued. Subscription Rights of Eligible Account Holders who are also Directors or Officers and their Associates shall be subordinated to those of other Eligible Account Holders to the extent that they are attributable to increased deposits during the one-year period preceding the Eligibility Record Date.

             2.   Category No. 2:  Tax-Qualified Employee Stock Benefit Plans.

                  Notwithstanding the purchase limitations discussed below, Tax-Qualified Employee Stock Benefit Plans of the Holding Company and the Bank shall receive, without payment, Subscription Rights to purchase in the aggregate up to 10% of the Conversion Stock and the Exchange Stock, including any shares of Conversion Stock to be issued in the Stock Conversion and Reorganization as a result of an increase in the Estimated Price Range after commencement of the Subscription Offering and prior to completion of the Stock Conversion and Reorganization. Consistent with applicable laws and regulations and policies and practices of the OTS, Tax-Qualified Employee Stock Benefit Plans may use funds contributed by the Holding Company or the Bank and/or borrowed from an independent financial institution to exercise such Subscription Rights, and the Holding Company and the Bank may make scheduled discretionary contributions thereto, provided that such contributions do not cause the Holding Company or the Bank to fail to meet any applicable regulatory capital requirement. The purchase of shares of Conversion Stock by Tax-Qualified Employee Stock Benefit Plans shall be in the sole discretion of the Boards of Directors of the Holding Company and the Bank.

             3.   Category No. 3:  Supplemental Eligible Account Holders.

                  (a) In the event that the Eligibility Record Date is more than 15 months prior to the date of the latest amendment to the Application for Conversion filed prior to OTS approval, then, and only in such event, a Supplemental Eligibility Record Date shall be set and each Supplemental Eligible Account Holder shall receive, without payment, Subscription Rights to purchase up to the greater of (i) 5,000 shares of Conversion Stock per qualifying deposit or loan account, provided that the aggregate maximum number of shares of Conversion Stock that may be purchased by any person, together with associates, or groups of persons acting in concert in the Offerings is 5% of the shares sold in the Offerings, and provided that when such shares are combined with Exchange Shares, such person, together with Associates and persons acting in concert, does not own in excess of 5% of the Shares of Holding Company Common Stock Outstanding upon consummation of the Conversion, (ii) one-tenth of 1% of the total offering of shares of Conversion Stock in the Subscription Offering, and (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock offered in the Subscription Offering by a fraction, of which the numerator is the amount of the Qualifying Deposits of the Supplemental Eligible Account Holder and the denominator is the total amount of all Qualifying Deposits of all Supplemental Eligible Account Holders, subject to Section III.G hereof and the availability of shares of Conversion Stock for purchase after taking into account the shares of Conversion Stock purchased by Eligible Account Holders and Tax-Qualified Employee Stock Benefit Plans through the exercise of Subscription Rights under Sections III.B.1 and III.B.2 hereof.

                           (b)      In the event of an oversubscription for
shares of Conversion Stock pursuant to Section III.B.3, available shares shall be allocated among subscribing Supplemental Eligible Account Holders so as to permit each such Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares which will make his or her total allocation (including the number of shares, if any, allocated in accordance with Section III.B.1 hereof) equal to the lesser of the number of shares subscribed for or 100 shares. Any available shares remaining after each subscribing Supplemental Eligible Account Holder has been allocated the lesser of the number subscribed for or 100 shares shall be allocated among the subscribing Supplemental Eligible Account Holders in the proportion which the Qualifying Deposit of each such subscribing Supplemental Eligible Account Holder bears to the total Qualifying Deposits of all such subscribing Supplemental Eligible Account Holders, provided that no fractional shares shall be issued.

                  4.       Category No. 4:  Other Members.

                           (a)      Each Other Member shall receive, without
payment, Subscription Rights to purchase up to the greater of (i) 5,000 shares of Conversion Stock per qualifying deposit or loan account, provided that the aggregate maximum number of shares of Conversion Stock that may be purchased by any person, together with associates, or groups of persons acting in concert in the Offerings is 5% of the shares sold in the Offerings, and provided that when such shares are combined with Exchange Shares, such person, together with Associates and persons acting in concert, does not own in excess of 5% of the Shares of Holding Company Common Stock Outstanding upon consummation of the Conversion, and (ii) one-tenth of 1% of the total offering of shares of Conversion Stock in the Subscription Offering, in each case subject to Section III.G hereof and the availability of shares of Conversion Stock for purchase after taking into account the shares of Conversion Stock purchased by Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, and Supplemental Eligible Account Holders, if any, through the exercise of Subscription Rights under Sections III.B.1, 2 and 3 hereof.

                           (b)      If, pursuant to this Section III.B.4, Other
Members subscribe for a number of shares of Conversion Stock in excess of the total number of shares of Conversion Stock remaining, available shares shall be allocated among subscribing Other Members so as to permit each Other Member, to the extent possible, to purchase a number of shares which will make his or her total allocation equal to the lesser of the number of shares subscribed for or 100 shares. Any remaining shares shall be allocated among subscribing Other Members on a pro rata basis in the same proportion as each such Other Member's subscription bears to the total subscriptions of all subscribing Other Members, provided that no fractional shares shall be issued.


                  5.       Category No. 5:  Directors, Officers and Employees.

                           (a)      To the extent that there are sufficient
shares remaining after satisfaction of all subscriptions under the above categories, Directors, Officers and Employees of the Bank shall receive, without payment, Subscription rights to purchase in this category 5,000 shares of Conversion Stock per qualifying deposit or loan account or, if no account per person, provided that the aggregate maximum number of shares of Conversion Stock that may be purchased by any person, together with associates, or groups of persons acting in concert in the Offerings is 5% of the shares sold in the Offerings, and provided that when such shares are combined with Exchange Shares, such person, together with Associates and persons acting in concert, does not own in excess of 5% of the Shares of Holding Company

Common Stock Outstanding upon consummation of the Conversion, and provided that all Directors shall be allowed to purchase up to an aggregate of 35% of the shares of Conversion Stock offered in the Subscription Offering.

                           (b)      In the event of an oversubscription for
shares of Conversion Stock pursuant to this Section III.B.5, Subscription Rights for the purchase of such shares shall be allocated among the individual Directors, Officers and Employees on a point system basis, whereby a point will be assigned for each year of employment and for each salary increment of $5,000 per annum and five points for each office held in the Mutual Holding Company and the Bank, including a directorship. If any such Director, Officer or Employee does not subscribe for his or her full allocation of shares, any shares not subscribed for may be purchased by other Directors, Officers and Employees in proportion to their respective subscriptions, provided that no fractional shares shall be issued.

                  6.       Category No. 6:  Public Stockholders.

                           (a)      Each Public Stockholder as of the Voting
Record Date shall receive, without payment, Subscription Rights to purchase up to the greater of (i) 5,000 shares of Conversion Stock, provided that the aggregate maximum number of shares of Conversion Stock that may be purchased by any person, together with associates, or groups of persons acting in concert in the Offerings is 5% of the shares sold in the Offerings, and provided that when such shares are combined with Exchange Shares, such person, together with Associates and persons acting in concert, does not own in excess of 5% of the Shares of Holding Company Common Stock Outstanding upon consummation of the Conversion; and (ii) one tenth of 1% of the total offering of shares of Conversion Stock in the Subscription Offering, in each case subject to Section III.G hereof and the availability of shares of Conversion Stock for purchase after taking into account the shares of Conversion Stock purchased by Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders, if any, Other Members and Directors, Officers and Employees.

                           (b)      If, pursuant to this Section III.B.6, Public
Stockholders as of the Voting Record Date subscribe for a number of shares of Conversion Stock in excess of the total number of shares of Conversion Stock remaining, available shares shall be allocated among subscribing Public Stockholders as of the Voting Record Date on a pro rata basis in the same proportion as each such Public Stockholder's subscription bears to the total subscriptions of all such subscribing Public Stockholders, provided that no fractional shares shall be issued.

         C.       Community Offering, Syndicated Community Offering and Other
                  -----------------------------------------------------------
                  Offerings.
                  ---------

                  1. If less than the total number of shares of Conversion Stock are sold in the Subscription Offering, it is anticipated that all remaining shares of Conversion Stock shall, if practicable, be sold in a Community Offering and/or Syndicated Community Offering. Subject to the requirements set forth herein, the manner in which the Conversion Stock is sold in the Community Offering and/or Syndicated Community Offering shall have as the objective the achievement of the widest possible distribution of such stock.

                  2. In the event of a Community Offering, all shares of Conversion Stock which are not subscribed for in the Subscription Offering shall be offered for sale by means of a direct community marketing program, which may provide for the use of brokers, dealers or investment banking firms experienced in the sale of financial institution securities. Any available shares in excess of those not subscribed for in the Subscription Offering will be available for purchase by members of the general public to whom a Prospectus is delivered by the Holding Company or on its behalf, with preference given to natural persons residing in the Local Community ("Preferred Subscribers").

                  3. A Prospectus and Order Form shall be furnished to such Persons as the Primary Parties may select in connection with the Community Offering, and each order for Conversion Stock in the Community Offering shall be subject to the absolute right of the Primary Parties to accept or reject any such order in whole or in part either at the time of receipt of an order or as soon as practicable following completion of the Community Offering. Available shares will be allocated first to each Preferred Subscriber whose order is accepted in an amount equal to the lesser of

100 shares or the number of shares subscribed for by each such Preferred Subscriber, if possible. Thereafter, unallocated shares shall be allocated among the Preferred Subscribers whose accepted orders remain unsatisfied in the same proportion that the unfilled order of each bears to the total unfilled orders of all Preferred Subscribers whose accepted orders remain unsatisfied, provided that no fractional shares shall be issued. If there are any shares remaining after all accepted orders by Preferred Subscribers have been satisfied, any remaining shares shall be allocated to other members of the general public who purchase in the Community Offering, applying the same allocation described above for Preferred Subscribers.

                  4. The amount of Conversion Stock that any Person may purchase in the Community Offering shall not exceed the purchase limitation set forth in Section III.D.2 hereof provided that, subject to the preferences set forth in Paragraphs 2 and 3 of this Section III.C of this Plan and to the extent applicable, orders for Conversion Stock in the Community Offering shall first be filled to a maximum of 2% of the total number of shares of Conversion Stock sold in the Offerings and thereafter any remaining shares shall be allocated on an equal number of shares basis per order until all orders have been filled. The Primary Parties may commence the Community Offering concurrently with, at any time during, or as soon as practicable after the end of, the Subscription Offering, and the Community Offering must be completed within 45 days after the completion of the Subscription Offering, unless extended by the Primary Parties with any required regulatory approval.

                  5. Subject to such terms, conditions and procedures as may be determined by the Primary Parties, all shares of Conversion Stock not subscribed for in the Subscription Offering or ordered in the Community Offering may be sold by a syndicate of broker-dealers to the general public in a Syndicated Community Offering. Each order for Conversion Stock in the Syndicated Community Offering shall be subject to the absolute right of the Primary Parties to accept or reject any such order in whole or in part either at the time of receipt of an order or as soon as practicable after completion of the Syndicated Community Offering. The amount of Conversion Stock that any Person may purchase in the Syndicated Community Offering shall not exceed the purchase limitation set forth in Section III.D.2 hereof provided that, to the extent applicable, orders for Conversion Stock in the Syndicated Community Offering shall first be filled to a maximum of 2% of the total number of shares of Conversion Stock sold in the Offering and thereafter any remaining shares shall be allocated on an equal number of shares basis per order until all orders have been filled. The Primary Parties may commence the Syndicated Community Offering concurrently with, at any time during, or as soon as practicable after the end of, the Subscription Offering and/or Community Offering, and the Syndicated Community Offering must be completed within 45 days after the completion of the Subscription Offering, unless extended by the Primary Parties with any required regulatory approval.

                  6. If for any reason a Syndicated Community Offering of shares of Conversion Stock not sold in the Subscription Offering and the Community Offering cannot be effected, or in the event that any insignificant residue of shares of Conversion Stock is not sold in the Subscription Offering, Community Offering or the Syndicated Community Offering, the Primary Parties shall use their best efforts to obtain other purchasers for such shares in such manner and upon such conditions as may be satisfactory to the OTS.

         D.       Limitations on Subscriptions and Purchases of Conversion
                  --------------------------------------------------------
                  Stock.
                  -----

                  1. The maximum number of shares of Conversion Stock which may be purchased in the Conversion by Tax-Qualified Employee Stock Benefit Plans shall not exceed 10% of the total number of shares of Exchange Stock and Conversion Stock sold in the Offerings, including any shares which may be issued in the event of an increase in the minimum of the Estimated Price Range to reflect changes in market, financial and economic conditions after commencement of the Subscription Offering and prior to completion of the Offerings.

                  2. Except in the case of Tax-Qualified Employee Stock Benefit Plans in the aggregate, as set forth in Section III.D.1, and subject to
Section III.D.6 and in addition to the other restrictions and limitations set forth herein, the maximum number of shares of Holding Company Common Stock which any Person may, directly or indirectly, subscribe for or purchase in the Stock Conversion and Reorganization shall not exceed 5,000 shares of

Conversion Stock per qualifying deposit or loan account (or if no such account, per person), provided that the aggregate maximum number of shares of Conversion Stock that may be purchased by any person, together with associates, or groups of persons acting in concert in the Offerings is 5% of the shares sold in the Offerings, and that when such shares are combined with Exchange Shares, such person, together with Associates and persons acting in concert shall not own in excess of 5% of the shares of Holding Company Common Stock outstanding upon the consummation of the Conversion.

                  3. The number of shares of Conversion Stock which Directors and Officers and their Associates may purchase in the aggregate in the Offerings shall not exceed 35% of the total number of shares of Conversion Stock sold in the Offerings, including any shares which may be issued in the event of an increase in the maximum of the Estimated Price Range to reflect changes in market, financial and economic conditions after commencement of the Subscription Offering and prior to completion of the Offerings.

                  4. No Person may purchase fewer than 25 shares of Conversion Stock in the Offerings, to the extent such shares are available; provided, however, that if the Actual Purchase Price is greater than $20.00 per share, such minimum number of shares shall be adjusted so that the aggregate Actual Purchase Price for such minimum shares will not exceed $500.00

                  5. For purposes of the foregoing limitations and the determination of Subscription Rights, (i) Directors, Officers and Employees shall not be deemed to be Associates or a group Acting in Concert solely as a result of their capacities as such, (ii) shares purchased by Tax-Qualified Employee Stock Benefit Plans shall not be attributable to the individual trustees or beneficiaries of any such plan for purposes of determining compliance with the limitations set forth in Section III.D.2 hereof, (iii) shares purchased by Tax-Qualified Employee Stock Benefit Plans shall not be attributable to the individual trustees or beneficiaries of any such plan for purposes of determining compliance with the limitation set forth in Section III.D.3 hereof, and (iv) Exchange Shares shall be valued at the Actual Purchase Price.

                  6. Subject to any required regulatory approval and the requirements of applicable laws and regulations, but without further approval of the Members of the Mutual Holding Company or the Stockholders of the Bank, the Primary Parties may increase or decrease any of the individual or aggregate purchase limitations set forth herein whether prior to, during or after the Subscription Offering, Community Offering and/or Syndicated Community Offering provided, however, that in the event the individual purchase limit is increased above 5% of the total number of shares of Conversion Stock sold in the offering, the aggregate number of shares sold to subscribers in excess of 5% shall not exceed 10% of the total number of shares sold in the Offering. In the event that an individual purchase limitation is increased after commencement of the Subscription Offering or any other Offering, the Primary Parties shall permit any Person who subscribed for the maximum number of shares of Conversion Stock to subscribe for an additional number of shares, so that such Person shall be permitted to subscribe for the then maximum number of shares permitted to be subscribed for by such Person, subject to the rights and preferences of any Person who has priority Subscription Rights and the allocation formula described in the foregoing sentence. In the event that an individual purchase limitation is decreased after commencement of the Subscription Offering or any other offering, the orders of any Person who subscribed for more than the new purchase limitation shall be decreased by the minimum amount necessary so that such Person shall be in compliance with the then maximum number of shares permitted to be subscribed for by such Person.

                  7. Each Person purchasing Conversion Stock in the Stock Conversion and Reorganization shall be deemed to confirm that such purchase does not conflict with the purchase limitations under the Plan or otherwise imposed by law, rule or regulation. In the event that such purchase limitations are violated by any Person (including any Associate or group of Persons affiliated or otherwise Acting in Concert with such person), the Holding Company shall have the right to purchase from such Person at the Actual Purchase Price per share all shares acquired by such Person in excess of such purchase limitations or, if such excess shares have been sold by such person, to receive the difference between the Actual Purchase Price per share paid for such excess shares and the price at which such excess shares were sold by such Person. This right of the Holding Company to purchase such excess shares shall be assignable by the Holding Company.

                  8. The Primary Parties shall have the right to take all such action as they may, in their sole discretion, deem necessary, appropriate or advisable in order to monitor and enforce the terms, conditions, limitations and restrictions contained in this Section III.D and elsewhere in this Plan and the terms, conditions and representations contained in the Order Form, including, but not limited to, the absolute right (subject only to any necessary regulatory approvals or concurrences) to reject, limit or revoke acceptance of any subscription or order and to delay, terminate or refuse to consummate any sale of Conversion Stock which they believe might violate, or is designed to, or is any part of a plan to, evade or circumvent such terms, conditions, limitations, restrictions and representations. Any such action shall be final, conclusive and binding on all persons, and the Primary Parties and their respective Boards shall be free from any liability to any Person on account of any such action.

                  9. Notwithstanding anything to the contrary contained in this Plan, no Public Stockholder will be required to sell any Bank Common Stock or be limited in receiving Exchange Shares provided that their aggregate ownership of Holding Company Common Stock including Conversion Stock purchased in the Offerings and Exchange Shares received pursuant to the Bank Merger would not exceed 5.0% of the total number of shares of Holding Company Common Stock outstanding immediately following the Stock Conversion and Reorganization. Such percentage may be increased but to no greater than 9.9% of the total number of shares outstanding provided: (a) each Person who has subscribed for the maximum number of shares of Conversion Stock shall have been offered the opportunity to increase their subscriptions to such percentage of the Conversion Stock subject to the provisions of Section III.D.6 hereof; and (b) the aggregate number of shares held by all stockholders in excess of 5% shall not exceed 10% of the total number of shares of Holding Company Common Stock outstanding immediately following the Stock Conversion and Reorganization. In calculating the percentage ownership of any stockholder for purposes of this Section, the number of shares outstanding shall be deemed to include any shares which the stockholder has the right to acquire pursuant to presently exercisable options. In the event a Public Stockholder's ownership would exceed the foregoing limitation, the Holding Company shall have the right to reject, limit or revoke acceptance of any subscription or order from such Person and/or the right to purchase any excess shares from such Person at the Actual Purchase Price.

         E.       Timing of Subscription Offering, Manner of Exercising
                  -----------------------------------------------------
                  Subscription Rights and Order Forms.
                  -----------------------------------

                  1. The Subscription Offering may be commenced concurrently with or at any time after the mailing to Voting Members of the Mutual Holding Company and Stockholders of the Bank of the proxy statement(s) to be used in connection with the Special Meeting and the Stockholders' Meeting. The Subscription Offering may be closed before the Special Meeting and the Stockholders' Meeting, provided that the offer and sale of the Conversion Stock shall be conditioned upon the approval of the Plan by the Voting Members of the Mutual Holding Company and the Stockholders of the Bank at the Special Meeting and the Stockholders' Meeting, respectively.

                  2. The exact timing of the commencement of the Subscription Offering shall be determined by the Primary Parties in consultation with the Independent Appraiser and any financial or advisory or investment banking firm retained by them in connection with the Conversion. The Primary Parties may consider a number of factors, including, but not limited to, their current and projected future earnings, local and national economic conditions, and the prevailing market for stocks in general and stocks of financial institutions in particular. The Primary Parties shall have the right to withdraw, terminate, suspend, delay, revoke or modify any such Subscription Offering, at any time and from time to time, as they in their sole discretion may determine, without liability to any Person, subject to compliance with applicable securities laws and any necessary regulatory approval or concurrence.

                  3. The Primary Parties shall, promptly after the SEC has declared the Registration Statement which includes the Prospectus effective and all required regulatory approvals have been obtained, distribute or make available the Prospectus, together with Order Forms for the purchase of Conversion Stock, to all Participants for the purpose of enabling them to exercise their respective Subscription Rights, subject to Section III.G hereof. The Primary

Parties may elect to mail a Prospectus and Order Form only to those Participants who request such materials by returning a postage-paid card to the Primary Parties by a date specified in the letter informing them of their Subscription Rights. Under such circumstances, the Subscription Offering shall not be closed until the expiration of 30 days after the mailing by the Primary Parties of the postage-paid card to Participants.

                  4. A single Order Form for all Deposit Accounts maintained with the Bank by an Eligible Account Holder and any Supplemental Eligible Account Holder may be furnished, irrespective of the number of Deposit Accounts maintained with the Bank on the Eligibility Record Date and Supplemental Eligibility Record Date, respectively.

                  5. The recipient of an Order Form shall have no less than 20 days and no more than 45 days from the date of mailing of the Order Form (with the exact termination date to be set forth on the Order Form) to properly complete and execute the Order Form and deliver it to the Primary Parties. The Primary Parties may extend such period by such amount of time as they determine is appropriate. Failure of any Participant to deliver a properly executed Order Form to the Primary Parties, along with payment (or authorization for payment by withdrawal) for the shares of Conversion Stock subscribed for, within the time limits prescribed, shall be deemed a waiver and release by such person of any rights to subscribe for shares of Conversion Stock. Each Participant shall be required to confirm to the Primary Parties by executing an Order Form that such person has fully complied with all of the terms, conditions, limitations and restrictions in the Plan.

                  6. The Primary Parties shall have the absolute right, in their sole discretion and without liability to any Participant or other Person, to reject any Order Form, including, but not limited to, any Order From that is
(i) improperly completed or executed; (ii) not timely received; (iii) not accompanied by the proper payment (or authorization of withdrawal for payment or, in the case of institutional investors in the Community Offering, not accompanied by an irrevocable order together with a legally binding commitment to pay the full amount of the purchase price prior to 48 hours before the completion of the Offerings; or (iv) submitted by a person whose representations the Primary Parties believe to be false or who they otherwise believe, either alone, or Acting in Concert with others, is violating, evading or circumventing, or intends to violate, evade or circumvent, the terms and conditions of the Plan. The Primary Parties may, but will not be required to, waive any irregularity on any Order Form or may require the submission of corrected Order Forms or the remittance of full payment for shares of Conversion Stock by such date as they may specify. The interpretation of the Primary Parties of the terms and conditions of the Order Forms shall be final and conclusive.

                  7. The Primary Parties may elect to offer to pay fees on a per share basis to securities brokers who assist purchasers of Conversion Stock in the Offerings.

         F.       Payment for Conversion Stock.
                  ----------------------------

                  1. Payment for shares of Conversion Stock subscribed for by Participants in the Subscription Offering and payment for shares of Conversion Stock ordered by Persons in the Community Offering shall be equal to the Initial Purchase Price multiplied by the number of shares which are being subscribed for or ordered, respectively. Such payment may be made in cash, if delivered in person, or by check or money order at the time the Order Form is delivered to the Primary Parties. The Primary Parties may also elect to receive payment for shares of Conversion Stock by wire transfer. In addition, the Primary Parties may elect to provide Participants and/or other Persons who have a Deposit Account with the Bank the opportunity to pay for shares of Conversion Stock by authorizing the Bank to withdraw from such Deposit Account an amount equal to the aggregate Initial Purchase Price of such shares. If the Actual Purchase Price is less than the Initial Purchase Price, the Primary Parties shall refund the difference to all Participants and other Persons, unless the Primary Parties choose to provide Participants and other Persons the opportunity on the Order Form to elect to have such difference applied to the purchase of additional whole shares of Conversion Stock. If the Actual Purchase Price is more than the Initial Purchase Price, the Primary Parties shall reduce the number of shares of Conversion Stock ordered by Participants and other Persons and refund any remaining amount which is attributable to a fractional share interest, unless the Primary Parties choose to provide Participants and other Persons the opportunity to increase the Actual Purchase Price submitted to them.

                  2. Consistent with applicable laws and regulations and policies and practices of the OTS, payment for shares of Conversion Stock subscribed for by Tax-Qualified Employee Stock Benefit Plans may be made with funds contributed by the Holding Company and/or the Bank and/or funds obtained pursuant to a loan from an unrelated financial institution pursuant to a loan commitment which is in force from the time that any such plan submits an Order Form until the closing of the transactions contemplated hereby.

                  3. If a Participant or other Person authorizes the Bank to withdraw the amount of the Initial Purchase Price from his or her Deposit Account, the Bank shall have the right to make such withdrawal or to place a hold on funds in the Deposit Account equal to the aggregate Initial Purchase Price upon receipt of the Order Form. Notwithstanding any regulatory provisions regarding penalties for early withdrawals from certificate accounts, the Bank may allow payment by means of withdrawal from certificate accounts without the assessment of such penalties. In the case of an early withdrawal of only a portion of such account, the certificate evidencing such account shall be canceled if any applicable minimum balance requirement ceases to be met. In such case, the remaining balance will earn interest at the regular passbook rate. However, where any applicable minimum balance is maintained in such certificate account, the rate of return on the balance of the certificate account shall remain the same as prior to such early withdrawal. This waiver of the early withdrawal penalty applies only to withdrawals made in connection with the purchase of Conversion Stock and is entirely within the discretion of the Primary Parties.

                  4. The Bank shall pay interest, at not less than the passbook rate, for all amounts paid in cash, by check or money order to purchase shares of Conversion Stock in the Subscription Offering and the Community Offering from the date payment is received until the date the Stock Conversion and Reorganization is completed or terminated.

                  5. The Bank shall not knowingly loan funds or otherwise extend credit to any Participant or other Person to purchase Conversion Stock.

                  6. Each share of Conversion Stock shall be non-assessable upon payment in full of the Actual Purchase Price.

         G.       Account Holders in Nonqualified States or Foreign Countries.
                  -----------------------------------------------------------

         The Primary Parties shall make reasonable efforts to comply with the securities laws of all jurisdictions in the United States in which Participants reside. However, no Participant will be offered or receive any Conversion Stock under the Plan if such Participant resides in a foreign country or resides in a jurisdiction of the United States with respect to which all of the following apply: (a) there are few Participants otherwise eligible to subscribe for shares under this Plan who reside in such jurisdiction; (b) the granting of Subscription Rights or the offer or sale of shares of Conversion Stock to such Participants would require any of the Primary Parties or their respective Directors and Officers, under the laws of such jurisdiction, to register as a broker-dealer, salesman or selling agent or to register or otherwise qualify the Conversion Stock for sale in such jurisdiction, or any of the Primary Parties would be required to qualify as a foreign corporation or file a consent to service of process in such jurisdiction; and (c) such registration, qualification or filing in the judgment of the Primary Parties would be impracticable or unduly burdensome for reasons of cost or otherwise. No payments will be made in lieu of the granting of Subscription Rights to any Person.

IV.  CERTAIN OTHER EFFECTS OF CONVERSION

         A.       Liquidation Account.
                  -------------------

                  1. At the time of the M.H.C. Merger, the Bank shall establish a Liquidation Account in an amount equal to the amount of the dividends from Bank Common Stock waived by the Mutual Holding Company plus the greater of (i) $2.6 million, which is equal to 100% of the retained earnings of the Bank as of March 31, 1992, the date of the latest statement of financial condition contained in the final offering circular utilized in the Bank's initial public offering, or (ii) 60.54% of the Bank's total stockholders' equity as reflected in its latest statement of financial condition contained in the final Prospectus utilized in the Stock Conversion and Reorganization. The function of the Liquidation Account will be to preserve the rights of certain holders of Deposit Accounts in the Bank who maintain such accounts in the Bank following the Stock Conversion and Reorganization to a priority to distributions in the unlikely event of a liquidation of the Bank subsequent to the Stock Conversion and Reorganization.

                  2. The Liquidation Account shall be maintained for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders, if any, who maintain their Deposit Accounts in the Bank after the Stock Conversion and Reorganization and in the National Bank after the Bank Conversion. Each such account holder will, with respect to each Deposit Account held, have a related inchoate interest in a portion of the Liquidation Account balance, which interest will be referred to in this Section IV.A as the "subaccount balance." All Deposit Accounts having the same social security number will be aggregated for purposes of determining the initial subaccount balance with respect to such Deposit Accounts, except as provided in Paragraph 4 of this Section IV.A.

                  3. In the event of a complete liquidation of the Bank subsequent to the Stock Conversion and Reorganization or in the event of a complete liquidation of the National Bank after the Bank Conversion (and only in such event), each Eligible Account Holder and Supplemental Eligible Account Holder, if any, shall be entitled to receive a liquidation distribution from the Liquidation Account in the amount of the then current subaccount balances for Deposit Accounts then held (adjusted as described below) before any liquidation distribution may be made with respect to the Capital Stock of the Bank or the National Bank. No merger, consolidation, sale of bulk assets or similar combination transaction with another FDIC-insured institution in which the Bank is not the surviving entity shall be considered a complete liquidation for this purpose. In any merger or consolidation transaction, the Liquidation Account shall be assumed by the surviving entity.

                  4. The initial subaccount balance for a Deposit Account held by an Eligible Account Holder and Supplemental Eligible Account Holder, if any, shall be determined by multiplying the opening balance in the Liquidation Account by a fraction, of which the numerator is the amount of the Qualifying Deposits of such account holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders and Supplemental Eligible Account Holders, if any. For Deposit Accounts in existence at both the Eligibility Record Date and the Supplemental Eligibility Record Date, if any, separate initial subaccount balances shall be determined on the basis of the Qualifying Deposits in such Deposit Accounts on each such record date. Initial subaccount balances shall not be increased, and shall be subject to downward adjustment as provided below.

                  5. If the aggregate deposit balance in the Deposit Account(s) of any Eligible Account Holder or Supplemental Eligible Account Holder, if any, at the close of business on any December 31 annual closing date, commencing December 31, 1995 for Eligible Account Holders and June 30, 1997 for Supplemental Eligible Account Holders, is less than the lesser of (a) the aggregate deposit balance in such Deposit Account(s) at the close of business on any other annual closing date subsequent to such record dates or (b) the aggregate deposit balance in such Deposit Account(s) as of the Eligibility Record Date or the Supplemental Eligibility Record Date, the subaccount balance for such Deposit Account(s) shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. In the event of such a downward adjustment, the subaccount balance shall not be subsequently increased, notwithstanding any subsequent increase in the deposit balance of the related Deposit Account(s). The subaccount balance of an Eligible Account Holder or Supplemental Eligible Account Holder, if any, will be reduced to zero if such Account Holder ceases to maintain a Deposit Account at the Bank that has the same social security number as appeared on his Deposit Account(s) at the Eligibility Record Date or, if applicable, the Supplemental Eligibility Record Date.

                  6. Subsequent to the Stock Conversion and Reorganization, the Bank may not pay cash dividends generally on deposit accounts and/or Capital Stock of the Bank, or repurchase any of the Capital Stock of the Bank, if such dividend or repurchase would reduce the Bank's regulatory capital below the aggregate amount of the then current subaccount balances for Deposit Accounts then held; otherwise, the existence of the liquidation account shall not operate to restrict the use or application of any of the net worth accounts of the Bank.

                  7. For purposes of this Section IV.A, a Deposit Account includes a predecessor or successor account which is held by an Account Holder with the same social security number.

                  8. The Bank Conversion shall not be deemed to be a complete liquidation of the Bank for purposes of the distribution of the Liquidation Account. Upon consummation of the Bank Conversion, the Liquidation Account, and all rights and obligations of the Bank in connection therewith, shall be assumed by the National Bank.

         The Liquidation Account shall be maintained by the National Bank, under the same rules and conditions applicable to the Bank, subsequent to the Bank Conversion for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who retain their Savings Accounts in the National Bank.

         B.       Voting Rights of Stockholders.
                  -----------------------------

         Following consummation of the Stock Conversion and Reorganization, voting rights with respect to the Bank shall be held and exercised exclusively by the Holding Company as holder of all of the Bank's outstanding voting Capital Stock, and voting rights with respect to the Holding Company shall be held and exercised exclusively by the holders of the Holding Company's voting capital stock. Following the consummation of the Bank Conversion, voting rights with respect to the National Bank shall be held and exercised exclusively by the Holding Company as holder of all of the National Bank's outstanding voting Capital Stock and voting rights with respect to the Holding Company shall be held and exercised exclusively by the holders of the Holding Company's voting capital stock.

         C.       Transfer of Deposit Accounts.
                  ----------------------------

         Each Deposit Account in the Bank at the time of the consummation of the Stock Conversion and Reorganization shall become, without further action by the holder, a Deposit Account in the Bank equivalent in withdrawable amount to the withdrawal value (as adjusted to give effect to any withdrawal made for the purchase of Conversion Stock), and subject to the same terms and conditions (except as to voting and liquidation rights) as such Deposit Account in the Bank immediately preceding consummation of the Stock Conversion and Reorganization. Holders of Deposit Accounts in the Bank shall not, as such holders, have any voting rights.

         D.       Directors and Officers of the Bank.
                  ----------------------------------

         Each person serving as a Director or Officer of the Bank at the time of the Stock Conversion and Reorganization or of the National Bank at the time of the Bank Conversion shall continue to serve as a Director or Officer of the Bank or the National Bank for the balance of the term for which the person was elected prior to the Stock Conversion and Reorganization and the Bank Conversion, and until a successor is elected and qualified. The number, names, business addresses and terms of the Directors of the Bank are set forth in the Plans of Merger included as Annexes A and B hereto.

         E.       Requirements Following Stock Conversion and Reorganization for
                  --------------------------------------------------------------
                  Registration, Market Making, and Stock Exchange Listing.
                  -------------------------------------------------------

         In connection with the Stock Conversion and Reorganization, the Holding Company shall register the Holding Company Common Stock pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, and shall undertake not to deregister such stock for a period of three years thereafter. The Holding Company also shall use its best efforts to (i) encourage and assist a market maker to establish and maintain a market for the Holding Company Common Stock and (ii) list the Holding Company Common Stock on a national or regional securities exchange or to have quotations for such stock disseminated on the National Association of Securities Dealers Automated Quotation System.

         F.       Dissenting Stockholders.
                  -----------------------

                  If any Stockholders of the Bank dissent from the Stock Conversion and Reorganization and exercise and perfect the right to obtain valuation of and payment for their shares of Bank Common Stock ("Dissenting Shares") pursuant to the Appraisal Regulation, then (a) the Dissenting Shares, if any, will be deemed to have been retired and canceled immediately prior to consummation of the Stock Conversion and Reorganization, with the effect that such shares will not be exchanged for Holding Company Common Stock pursuant to
Section II.G.2 hereof, and (b) all payments to be made to the holders of such Dissenting Shares will be made directly by the Bank. Consummation of the Stock Conversion and Reorganization is conditioned upon the number of Dissenting Shares being less than 10.0% of the shares of Bank Common Stock issued and outstanding immediately prior to consummation of the Stock Conversion and Reorganization.

         G.       Effect of Bank Conversion
                  -------------------------

         Upon completion of the Bank Conversion, the corporate existence of the Bank shall not cease, but the National Bank shall be deemed to be a continuation of the Bank, and shall succeed to all the rights, interests, duties and obligations of the Bank as in existence as of immediately prior to the consummation of the Bank Conversion as described in Paragraph II.K. herein, including but not limited to all rights and interests of the Bank in and to its assets and properties, whether real, personal or mixed.

         As part of the Bank Conversion, a national bank articles of association and bylaws will be adopted to allow the National Bank to operate as a national bank. By approving the Plan, the Members of the Mutual Holding Company and the Public Stockholders will thereby approve such articles of association and bylaws. Prior to completion of the Bank Conversion, the articles of association and bylaws may be amended in accordance with the provisions and limitations for amending the Plan under Paragraph VII.C. below. The effective date of the articles of association and bylaws of the National Bank shall be the date of the consummation of the Bank Conversion.

         Each Person holding a Savings Account at the Bank as of immediately prior to consummation of the Bank Conversion as set forth in Paragraph II.K. herein shall receive, without payment, a withdrawable Savings Account or Savings Accounts in the National Bank equal in dollar amount and on the same terms and conditions as in effect as of immediately prior to the consummation of the Bank Conversion. All Savings Accounts will continue to be insured by the FDIC up to the applicable limits of insurance coverage. All loans shall retain the same status after the Bank Conversion as these loans had prior to Bank Conversion.

V.  EFFECTIVE DATE

         The effective date of the Stock Conversion and Reorganization shall be the date upon which the last of the following actions occurs: (i) the filing of Articles of Combination with the OTS with respect to the Mutual Holding Company Merger, (ii) the filing of Articles of Combination with the OTS with respect to the Bank Merger, (iii) the closing of the issuance of the shares of Conversion Stock in the Offerings, and (iv) compliance with any conditions imposed by the OTS that is required to be complied with prior to the Effective Date. The filing of Articles of

Combination relating to the Mutual Holding Company Merger and the Bank Merger and the closing of the issuance of shares of Conversion Stock in the Offerings shall not occur until all requisite regulatory, Member and Stockholder approvals have been obtained, all applicable waiting periods have expired and sufficient subscriptions and orders for the Conversion Stock have been received. It is intended that the closing of the Mutual Holding Company Merger, the Bank Merger and the sale of shares of Conversion Stock in the Offerings shall occur consecutively and substantially simultaneously.

VI.  CERTAIN RESTRICTIONS FOLLOWING STOCK CONVERSION AND REORGANIZATION

         A.       Requirements for Stock Purchases by Directors and Officers
                  ----------------------------------------------------------
                  Following the Stock Conversion and Reorganization.
                  -------------------------------------------------

         For a period of three years following the Stock Conversion and Reorganization, the Directors and Officers of the Holding Company and the Bank and their Associates may not purchase, without the prior written approval of the OTS, Holding Company Common Stock except from a broker-dealer registered with the SEC. This prohibition shall not apply, however, to (i) a negotiated transaction arrived at by direct negotiation between buyer and seller and involving more than 1% of the outstanding Holding Company Common Stock and (ii) purchases of stock made by and held by any Tax-Qualified Employee Stock Benefit Plan (and purchases of stock made by and held by any Non-Tax-Qualified Employee Stock Benefit Plan following the receipt of stockholder approval of such plan) which may be attributable to individual officers or directors; and (iii) any transaction occurring after the consummation of the Bank Conversion as set forth in Paragraph II.K. herein unless OTS approval of the Bank Conversion otherwise requires.

         The foregoing restriction on purchases of Holding Company Common Stock shall be in addition to any restrictions that may be imposed by federal and state securities laws.

         B.       Restrictions on Transfer of Stock by Directors and Officers.
                  -----------------------------------------------------------

         All shares of the Conversion Stock which are purchased by Persons other than Directors and Officers shall be transferable without restriction, except in connection with a transaction proscribed by Section V.C of this Plan. Shares of Conversion Stock purchased by Directors and Officers of the Holding Company and the Bank on original issue from the Holding Company (by subscription or otherwise) shall be subject to the restriction that such shares shall not be sold or otherwise disposed of for value for a period of one year following the date of purchase, except for any disposition of such shares following the death of the original purchaser or pursuant to any merger or similar transaction approved by the OTS, or following consummation of the Bank Conversion unless the OTS approval of the Bank Conversion otherwise requires. The shares of Conversion Stock issued by the Holding Company to Directors and Officers shall bear the following legend giving appropriate notice of such one-year restriction:

                  The shares of stock evidenced by this Certificate are restricted as to transfer for a period of one year from the date of this Certificate pursuant to Part 563b of the Rules and Regulations of the Office of Thrift Supervision of the United States Department of the Treasury. Except in the event of the death of the registered holder of this Certificate, such shares may not be transferred during such one-year period without a legal opinion of counsel for the Company that said transfer is permissible under the provisions of applicable law and regulation. This restrictive legend shall be deemed null and void after one year from the date of this Certificate.

         In addition, the Holding Company shall give appropriate instructions to the transfer agent for the Holding Company Common Stock with respect to the applicable restrictions relating to the transfer of retired stock. Any shares issued at a later date as a stock dividend, stock split or otherwise with respect to any such restricted stock shall be subject to the same holding period restrictions as may then be applicable to such restricted stock.

         The foregoing restriction on transfer shall be in addition to any restrictions on transfer that may be imposed by federal and state securities laws.

         C.       Restrictions on Acquisition of Stock of the Holding Company.
                  -----------------------------------------------------------

         The articles of incorporation of the Holding Company may prohibit any Person together with Associates or group of Persons Acting in Concert from offering to acquire or acquiring, directly or indirectly, beneficial ownership of more than 10% of any class of equity securities of the Holding Company, or of securities convertible into more than 10% of any such class, for up to five years following completion of the Stock Conversion and Reorganization. The articles of incorporation of the Holding Company also may provide that all equity securities beneficially owned by any Person in excess of 10% of any class of equity securities during such period shall be considered "excess shares," and that excess shares shall not be counted as shares entitled to vote and shall not be voted by any Person or counted as voting shares in connection with any matters submitted to the stockholders for a vote. If included in the articles of incorporation, the foregoing restrictions shall not apply to (i) any offer with a view toward public resale made exclusively to the Holding Company by underwriters or a selling group acting on its behalf, (ii) the purchase of shares by a Tax-Qualified Employee Stock Benefit Plan established for the benefit of the employees of the Holding Company and its subsidiaries which is exempt from approval requirements under Section 574.3(c)(1)(vi) of the Regulations Applicable to All Savings Associations or any successor thereto, and
(iii) any offer or acquisition approved in advance by the affirmative vote of two-thirds of the entire Board of Directors of the Holding Company. Directors, Officers or Employees of the Holding Company or the Bank or any subsidiary thereof shall not be deemed to be Associates or a group Acting in Concert with respect to their individual acquisitions of any class of equity securities of the Holding Company solely as a result of their capacities as such.

         Upon consummation of the Bank Conversion, no person (i.e., an individual, a group Acting in Concert, a corporation, a partnership, an association, a joint stock company, a trust or any unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution or its holding company) shall directly, or indirectly, offer to purchase or actually acquire the beneficial ownership of more than 10% of any class of Holding Company Stock without the prior approval of the Federal Reserve Board.

         D.       Dividend and Repurchase Restrictions.
                  ------------------------------------

                  1. Except as may otherwise may be permitted by the OTS, the Holding Company may not repurchase any shares of its Capital Stock during the first year following consummation of the Stock Conversion and Reorganization. During the second and third years following consummation of the Stock Conversion and Reorganization, the Holding Company may not repurchase any of its Capital Stock from any person, other than pursuant to (i) an offer to repurchase made by the Holding Company on a pro rata basis to all of its stockholders and which is approved by the OTS, (ii) the repurchase of qualifying shares of a director, if any, (iii) purchases in the open market by a Tax-Qualified or Non-Tax-Qualified Employee Stock Benefit Plan in an amount reasonable and appropriate to fund the plan, or (iv) a repurchase program approved by the OTS. These restrictions and limitations upon repurchases shall not apply following consummation of the Bank Conversion as set forth in Paragraph II.K. herein unless the OTS approval of the Bank Conversion otherwise requires.

                  2. The Bank may not declare or pay a cash dividend on, or repurchase any of, its Capital Stock if the effect thereof would cause the regulatory capital of the Bank to be reduced below the amount required for the Liquidation Account. Any dividend declared or paid on, or repurchase of, the Bank's Capital Stock also shall be in compliance with Section 563.134 of the Regulations Applicable to All Savings Associations, or any successor thereto. Further, such restrictions and limitations upon repurchases of Capital Stock and upon the declaration and payment of cash dividends thereon shall not apply following consummation of the Bank Conversion as set forth in Paragraph II.K. herein unless the OTS approval of the Bank Conversion otherwise requires.

                  3. Notwithstanding anything to the contrary set forth herein, the Holding Company may repurchase its Capital Stock to the extent and subject to the requirements set forth in Section 563b.3(g)(3) of the

Regulations Applicable to All Savings Associations, or any successor thereto, or as otherwise may be approved by the OTS.

VII.  MISCELLANEOUS

         A.       Tax Rulings or Opinions.
                  -----------------------

         Consummation of the Stock Conversion and Reorganization is conditioned upon prior receipt by the Primary Parties of either a ruling or an opinion of counsel with respect to federal tax law, and either a ruling or an opinion of counsel with respect to Tennessee tax law, to the effect that consummation of the transactions contemplated hereby will not result in a taxable reorganization under the provisions of the applicable codes or otherwise result in any adverse tax consequences to the Primary Parties or to account holders receiving Subscription Rights before or after the Stock Conversion and Reorganization, except in each case to the extent, if any, that Subscription Rights are deemed to have fair market value on the date such rights are issued.

         B.       Stock Compensation Plans.
                  ------------------------

                  1. The Holding Company, the Bank and the National Bank, at the discretion of their respective Board of Directors, are authorized to adopt Tax-Qualified Employee Stock Benefit Plans in connection with the Stock Conversion and Reorganization, including without limitation an employee stock ownership plan.

                  2. The Holding Company, the Bank and the National Bank also are authorized to adopt stock option plans, restricted stock grant plans and other Non-Tax-Qualified Employee Stock Benefit Plans, provided that no stock options shall be granted, and no shares of Conversion Stock shall be purchased, pursuant to any of such plans prior to the earlier of (i) the one-year anniversary of the consummation of the Stock Conversion and Reorganization or
(ii) the receipt of stockholder approval of such plans at either the annual or special meeting of stockholders of the Holding Company to be held not earlier than six months after the completion of the Stock Conversion and Reorganization.

                  3. Existing as well as any newly created Tax-Qualified Employee Stock Benefit Plans may purchase shares of Conversion Stock in the Offerings, to the extent permitted by the terms of such benefit plans and this Plan.

         C.       Amendment or Termination of the Plan.
                  ------------------------------------

         If deemed necessary or desirable by the Boards of Directors of the Primary Parties, this Plan may be substantively amended, as a result of comments from regulatory authorities or otherwise, at any time prior to the solicitation of proxies from Members and Stockholders to vote on the Plan and at any time thereafter with the concurrence of the OTS. Any amendment to this Plan made after approval by the Members and Stockholders with the concurrence of the OTS shall not necessitate further approval by the members or Stockholders unless otherwise required by the OTS. Any amendment to this Plan which may be required in connection with changes associated with the preference afforded to Persons in the Local Community shall not be deemed to be a material change to the Plan, the Primary Parties shall not resolicit subscribers and orders shall be filled in accordance with any such revisions to the Local Community preference. This Plan shall terminate if the sale of all shares of Conversion Stock is not completed within 24 months from the date of the Special Meeting. Prior to the earlier of the Special Meeting and the Stockholders' Meeting, this Plan may be terminated by the Boards of Directors of the Primary Parties without approval of the OTS; after the Special Meeting or the Stockholders' Meeting, the Boards of Directors may terminate this Plan only with the approval of the OTS.

         D.       Interpretation of the Plan.
                  --------------------------

         All interpretations of this Plan and application of its provisions to particular circumstances by a majority of each of the Boards of Directors of the Primary Parties shall be final, subject to the authority of the OTS, the Federal

Reserve Board, the OCC, or any successor agency. Nothing expressed or referred to herein is intended to create any contractual rights in any parties other than the parties hereto, their successors and permitted assigns.

         IN WITNESS WHEREOF, the parties have caused this Plan to be executed by their duly authorized officers as of this 12th day of April, 1997.

                                       LEXINGTON FIRST FEDERAL MUTUAL HOLDING
                                       COMPANY



Attest:                                By:
       ------------------                 -----------------------
          Secretary                           Howard Tignor
                                              President



                                       LEXINGTON FIRST FEDERAL SAVINGS BANK



Attest:                                By:
       ------------------                 -----------------------
          Secretary                           Howard Tignor
                                              President



                                       COMMUNITY NATIONAL CORPORATION



Attest:                                By:
       ------------------                 -----------------------
          Secretary                           Howard Tignor
                                              President

                                                                         ANNEX A


                                PLAN OF MERGER

         Plan of Merger, dated as of ____________, 1997, between Lexington First Federal Mutual Holding Company (the "Mutual Holding Company"), a federally-chartered mutual holding company, and Lexington First Federal Savings Bank (the "Bank" or the "Surviving Corporation"), a federally-chartered savings bank.


                                  WITNESSETH:

         WHEREAS, the Mutual Holding Company and the Bank have adopted a Plan of Conversion of the Mutual Holding Company and Agreement and Plan of Reorganization between Community National Corporation (the "Holding Company") and the Bank (the "Plan of Conversion"), pursuant to which (i) the Mutual Holding Company will convert to a federally-chartered interim stock savings bank and simultaneously merge with and into the Bank, (ii) the Bank and a newly-formed interim savings bank will merge, pursuant to which the Bank will become a wholly-owned subsidiary of the Holding Company (the "Bank Merger"), and
(iii) the Holding Company will offer shares of its common stock in the manner set forth in the Plan of Conversion; and

         WHEREAS, the Mutual Holding Company, which owns 60.54% of the outstanding common stock of the Bank, $1.00 par value per share ("Bank Common Stock"), will convert to a federally-chartered interim stock savings bank pursuant to the Plan of Conversion and merge with and into the Bank pursuant to this Plan of Merger (the "Mutual Holding Company Merger"), pursuant to which, among other things, all interests of members in the Mutual Holding Company and all shares of Bank Common Stock held by the Mutual Holding Company will be canceled; and

         WHEREAS, the Mutual Holding Company and the Bank (the "Constituent Corporations") desire to provide for the terms and conditions of the Mutual Holding Company Merger;

         NOW, THEREFORE, the Mutual Holding Company and the Bank hereby agree as follows:

         1. Effective Date. The Mutual Holding Company Merger shall become effective on the date specified in the endorsement of the Articles of Combination relating to the Mutual Holding Company Merger by the Secretary of the Office of Thrift Supervision ("OTS") pursuant to 12 C.F.R. (S) 552.13(k), or any successor thereto (the "Effective Date").

         2. The Mutual Holding Company Merger and Effect Thereof. Subject to the terms and conditions set forth herein and the prior approval of the OTS of the Stock Conversion and Reorganization, as defined in the Plan of Conversion, and the expiration of all applicable waiting periods, the Mutual Holding Company shall convert from the mutual form to a federal interim stock savings bank and simultaneously merge with and into the Bank, which shall be the Surviving Corporation. Upon consummation of the Mutual Holding Company Merger, the Surviving Corporation shall be considered the same business and corporate entity as each of the Constituent Corporations and thereupon and thereafter all the property, rights, powers and franchises of each of the Constituent Corporations shall vest in the Surviving Corporation and the Surviving Corporation shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Constituent Corporations and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation. In addition, any reference to either of the Constituent Corporations in any contract, will or document, whether executed or taking effect before or after the Effective Date, shall be considered a reference to the Surviving Corporation if not inconsistent with the other provisions of the contract, will or document; and any pending action or other judicial proceeding to which either of the Constituent Corporations is a party shall not be deemed to have abated or to have been discontinued by reason of the Mutual Holding Company Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Mutual Holding Company Merger had not occurred or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Constituent Corporations if the Mutual Holding Company Merger had not occurred.

         3. Cancellation of Bank Common Stock held by the Mutual Holding Company and Member Interests; Liquidation Account

         (a) On the Effective Date, (i) each share of Bank Common Stock issued and outstanding immediately prior to the Effective Date and held by the Mutual Holding Company shall, by virtue of the Mutual Holding Company Merger and without any action on the part of the holder thereof, be canceled, (ii) the interests in the Mutual Holding Company of any person, firm or entity who or which qualified as a member of the Mutual Holding Company in accordance with its mutual charter and bylaws and the laws of the United States prior to the Mutual Holding Company's conversion from mutual to stock form (the "Members") shall, by virtue of the Mutual Holding Company Merger and without any action on the part of the holder thereof, be canceled, and (iii) the Bank shall establish a liquidation account on behalf of each depositor member of the Mutual Holding Company, as defined in the Plan of Conversion, in accordance with Section IV.B of the Plan of Conversion.

         (b) At or after the Effective Date and prior to the Bank Merger, each certificate or certificates theretofore evidencing issued and outstanding shares of Bank Common Stock, other than any such certificate or certificates held by the Mutual Holding Company, which shall be canceled, shall continue to represent issued and outstanding shares of Bank Common Stock.

         4. Dissenting Shares. No Member of the Mutual Holding Company shall have any dissenter or appraisal rights in connection with the Mutual Holding Company Merger. However, stockholders of the Bank shall have dissenter or appraisal rights in accordance with the Plan of Conversion and 12 C.F.R. (S) 552.14.

         5. Name of Surviving Corporation. The name of the Surviving Corporation shall be "Lexington First Federal Savings Bank."

         6. Directors of the Surviving Corporation. Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Corporation and applicable law, the number of directors of the Surviving Corporation shall be nine. The names of those persons who, upon and after the Effective Date, shall be directors of the Surviving Corporation are set forth below. Each such director shall serve for the term which expires at the annual meeting of stockholders of the Surviving Corporation in the year set forth after his respective name, and until a successor is elected and qualified.


                  Name                               Term Expires
                  ----                               ------------
                  Pat Carnal
                  Stephen Lowry
                  Stephen Milan
                  Pope Thomas
                  Rob Thomas
                  Arba Milam Taylor
                  Howard W. Tignor
                  Charlie H. Walker
                  Richard Walker

         The address of each such director is c/o Lexington First Federal Savings Bank, 19 Natchez Trace Drive, Lexington, Tennessee 38351.

         7. Officers of the Surviving Corporation. Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Corporation and applicable law, the officers of the Bank immediately prior to the Effective Date shall be the officers of the Surviving Corporation.

         8. Offices. Upon the Effective Date, all offices of the Bank shall be offices of the Surviving Corporation. As of the Effective Date, the home office of the Surviving Corporation shall remain at 19 Natchez Trace Drive, Lexington, Tennessee 38351, except for the addition of deposit-taking offices authorized or the deletion of the deposit-taking offices closed subsequent to the date hereof and the Effective Date:

         9. Charter and Bylaws. On and after the Effective Date, the Charter of the Bank as in effect immediately prior to the Effective Date shall be the Charter of the Surviving Corporation until amended in accordance with the terms thereof and applicable law, except that the Charter shall be amended to provide for the establishment of a liquidation account in accordance with applicable law and regulation.

                  On or after the Effective Date, the Bylaws of the Bank as in effect immediately prior to the Effective Date shall be the Bylaws of the Surviving Corporation until amended in accordance with the terms thereof and applicable law.

         10. Stockholders and Member Approvals. The affirmative votes of the holders of the Bank Common Stock set forth in Section II.F of the Plan of Conversion and the Members set forth in Section II.D of the Plan of Conversion shall be required to approve the Plan of Conversion, of which this Plan of Merger is a part, on behalf of the Bank and the Mutual Holding Company, respectively.

         11. Abandonment of Agreement. This Plan of Merger may be abandoned by either the Mutual Holding Company or the Bank at any time before the Effective Date in the manner set forth in Section VI.D of the Plan of Conversion.

         12. Amendments. This Plan of Merger may be amended in the manner set forth in Section VI.D of the Plan of Conversion by a subsequent writing signed by the parties hereto upon the approval of the Board of Directors of each of the parties hereto.

         13. Successors. This Agreement shall be binding on the successors of the Mutual Holding Company and the Bank.

         14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the United States of America.

         IN WITNESS WHEREOF, the Mutual Holding Company and the Bank have caused this Plan of Merger to be executed by their duly authorized officers as of the day and year first above written.



                                  LEXINGTON FIRST FEDERAL MUTUAL
                                   HOLDING COMPANY


Attest:



                                  By:
-------------------------            --------------------------
                                        Howard Tignor
Secretary                               President



                                  LEXINGTON FIRST FEDERAL SAVINGS BANK



Attest:



                                  By:
-------------------------            --------------------------
                                        Howard Tignor
Secretary                               President

                                                                         ANNEX B

                                PLAN OF MERGER

         Plan of Merger, dated as of ______ __, 1997, among Lexington First Federal Savings Bank (the "Bank" or the "Surviving Bank"), a federally-chartered savings bank, Community National Corporation (the "Holding Company"), a Tennessee corporation, and Lexington Federal Interim Savings Bank ("Interim"), a federally-chartered interim savings bank.

                                  WITNESSETH:

         WHEREAS, the Bank has organized the Holding Company as a first-tier, wholly-owned subsidiary for the purpose of becoming the stock holding company of the Bank upon completion of the Stock Conversion and Reorganization, as defined in the Plan of Conversion of Lexington First Federal Mutual Holding Company (the "Mutual Holding Company") and Agreement and Plan of Reorganization between the Holding Company and the Bank (the "Plan of Conversion"); and

         WHEREAS, the Mutual Holding Company, a federally-chartered mutual holding company which owns 60.54% of the common stock of the Bank, $1.00 par value per share ("Bank Common Stock"), will convert to a federally-chartered interim stock savings bank and simultaneously merge with and into the Bank pursuant to the Plan of Conversion and the Plan of Merger included as Annex A thereto (the "Mutual Holding Company Merger"), pursuant to which all shares of Bank Common Stock held by the Mutual Holding Company will be canceled; and

         WHEREAS, the formation of a stock holding company by the Bank will be facilitated by causing the Holding Company to become the sole stockholder of a newly-formed interim federally-chartered stock savings bank and then merging the interim savings bank with an into the Bank (the "Bank Merger"), pursuant to which the Bank will become a wholly-owned subsidiary of the Holding Company and, in connection therewith, all outstanding shares of Bank Common Stock will be converted automatically into and become shares of common stock of the Holding Company, $.01 par value per share ("Holding Company Common Stock"); and

         WHEREAS, Interim is being organization by the officers of the Bank as an interim federally-chartered stock savings bank with the Holding Company as its sole stockholder in order to effect the Bank Merger; and

         WHEREAS, the Bank and Interim (the "Constituent Banks") desire to provide for the terms and conditions of the Bank Merger.

         NOW, THEREFORE, the Bank and Interim hereby agree as follows:

         1. Effective Date. The Bank Merger shall become effective on the date specified in the endorsement of the Articles of Combination relating to the Bank Merger by the Secretary of the Office of Thrift Supervision ("OTS") pursuant to 12 C.F.R. (S) 552.13(k), or any successor thereto (the "Effective Date").

         2. The Bank Merger and Effect Thereof. Subject to the terms and conditions set forth herein and the prior approval of the OTS of the Stock Conversion and Reorganization, as defined in the Plan of Conversion, and the expiration of all applicable waiting periods. Interim shall merge with and into the Bank, which shall be the Surviving Bank. Upon consummation of the Bank Merger, the Surviving Bank shall be considered the same business and corporate entity as each of the Constituent Banks and thereupon and thereafter all the property, rights, powers and franchises of each of the Constituent Banks shall vest in the Surviving Bank and the Surviving Bank shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Constituent Banks and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Bank. In addition, any reference to either of the Constituent Banks in any contract, will or document, whether executed or taking effect before or after the Effective Date, shall be considered a reference to the Surviving Bank if not inconsistent with the other provision of the contract, will or document; and any pending action or other judicial proceeding to which either of the Constituent Banks is a party shall not be deemed to have abated or to have been discontinued by reason of the Bank Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Bank Merger had not occurred or the Surviving Bank may be substituted as a party to such action or proceeding, and any judgement, order or decree may be rendered for or against it that might have been rendered for or against either of the Constituent Banks if the Bank Merger had not occurred.

         3.       Conversion of Stock.

         (a) On the Effective Date, (i) each share of Bank Common Stock issued and outstanding immediately prior to the Effective Date (other than shares as to which the holders thereof have properly exercised dissenter's rights of appraisal, if any) shall, by virtue of the Bank Merger and without any action on the part of the holder thereof, be converted into the right to receive Holding Company Common Stock based on the Exchange Ratio, as defined in the Plan of Conversion, plus the right to receive cash in lieu of any fractional share interest, as determined in accordance with Section 3(c) hereof, (ii) each share of common stock, $1.00 par value per share, of Interim ("Interim Common Stock") issued and outstanding immediately prior to the Effective Date shall, by virtue of the Bank Merger and without any action on the part of the holder thereof, be converted into one share of Bank Common Stock, and (iii) each share of Holding Company Common Stock issued and outstanding immediately prior to the Effective Date shall, by virtue of the Bank Merger and without any action on the part of the holder thereof, be canceled. By voting in favor of this Plan of Merger, the Holding Company, as the sole stockholder of Interim, shall have agreed to (i) issue shares of Holding Company Common Stock in accordance with the terms hereof, and (ii) cancel all previously issued and outstanding shares of Holding Company Common Stock upon the effectiveness of the Bank Merger.

         (b) On and after the Effective Date, there shall be no registrations of transfers on the stock transfer books of Interim or the Bank of shares of Interim Common Stock or Bank Common Stock which were outstanding immediately prior to the Effective Date.

         (c) Notwithstanding any other provision hereof, no fractional shares of Holding Company Common Stock shall be issued to holders of Bank Common Stock. In lieu thereof, each holder of shares of Bank Common Stock entitled to a fraction of a share of Holding Company Common Stock shall, at the time of surrender of the certificate or certificates representing such holder's shares, receive an a mount of cash equal to the product arrived at by multiplying such fraction of a share of Holding Company Common Stock by the Actual Purchase Price, as defined in the Plan of Conversion. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

         4.       Exchange of Shares.

         (a) At or after the Effective Date, each holder of a certificate or certificates therefore evidencing issued and outstanding shares of Bank Common Stock (other than shares as to which the holders thereof have properly exercised dissenter's rights of appraisal, if any), upon surrender of the same to an agent, duly appointed by the Holding Company ("Exchange Agent"), shall be entitled to receive in exchange thereof a certificate or certificates representing the number of full shares of Holding Company Common Stock for which the shares of Bank Common Stock therefore represented by the certificate or certificates so surrendered shall have been converted as provided in Section 3(a) hereof. The Exchange Agent shall mail to each holder of record of an outstanding certificate which immediately prior to the Effective Date evidenced shares of Bank Common Stock, and which is to be exchanged for Holding Company Common Stock as provided in Section 3(a) hereof, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificate shall pass, only upon delivery of such certificate to the Exchange Agent) advising such holder of the terms of the exchange effected by the Bank Merger and of the procedure for surrendering to the Exchange agent such certificate in exchange for a certificate or certificates evidencing Holding Company Common Stock.

         (b) No holder of a certificate therefore representing shares of Bank Common Stock shall be entitled to receive any dividends in respect of the Holding Company Common Stock into which such shares shall have been converted by virtue of the Bank Merger until the certificate representing such shares of Bank Common Stock is surrendered in exchange for certificates representing shares of Holding Company Common Stock. In the event that dividends are declared and paid by the Holding Company in respect of Holding Company Common Stock after the Effective Date but prior to surrender of certificates representing shares of Bank Common Stock, dividends payable in respect of shares of Holding Company Common Stock not then issued shall accrue (without interest). Any such dividends shall be paid (without interest) upon surrender of the certificates representing such shares of Bank Common Stock. The Holding Company shall be entitled, after the Effective Date, to treat certificates representing shares of Bank Common Stock as evidencing ownership of the number of full shares of Holding Company Common Stock into which the shares of Bank Common Stock represented by such certificates shall have been converted, notwithstanding the failure on the part of the holder thereof to surrender such certificates.

         (c) The Holding Company shall not be obligated to deliver a certificate or certificates representing shares of Holding Company Common Stock to which a holder of Bank Common Stock would otherwise be entitled as a result of the Bank Merger until such holder surrenders the certificate or certificates representing the shares of Bank Common Stock for exchange as provided in this
Section 4, or, in default thereof, an appropriate Affidavit of Loss and Indemnity Agreement and/or a bond as may be required in each case by the Holding Company. If any certificate evidencing shares of Holding Company Common Stock is to be issued in a name other than that in which the certificate evidencing Bank Common Stock surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange agent any transfer or other tax required by reason of the issuance of a certificate for shares of Holding Company Common Stock in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

         (d) If, between the date hereof and the Effective Date, the shares of Bank Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period, the Exchange Ratio specified in
Section 3(a) hereof shall be adjusted accordingly.

         5. Dissenting Shares. Holders of shares of Bank Common Stock shall have dissenter or appraisal rights in connection with the Bank Merger in accordance with Section VI.D of the Plan of Conversion and 12 C.F.R. ss. 552.14(b).

         6. Name of Surviving Bank. The name of the Surviving Bank shall be "Lexington First Federal Savings Bank"

         7. Directors of the Surviving Bank. Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Bank and applicable law, the number of directors of the Surviving Bank shall be seven. The names of those persons who, upon and after the Effective Date, shall be directors of the Surviving Bank are set forth below. Each such director shall service for the term which expires at the annual meeting of stockholders of the Surviving Bank in the year set forth after his respective name, and until a successor is elected and qualified.


                       Name                         Term Expires
                  -------------                     ------------
                  Pat Carnal
                  Stephen Lowry
                  Pope Thomas
                  Rob Thomas
                  Arba Milam Taylor
                  Howard W. Tignor
                  Charlie H. Walker

         The address of each such director is c/o Lexington First Federal Savings Bank, 19 Natchez Trace Drive, Lexington, Tennessee 38351.

         8. Officers of the Surviving Bank. Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Bank and applicable law, the officers of the Bank immediately prior to the Effective Date shall be the officers of the Surviving Bank.

         9. Offices. Upon the Effective Date, all offices of the Bank shall be offices of the Surviving Bank. As of the Effective Date, the home office of the Surviving Bank shall remain at 19 Natchez Trace Drive, Lexington, Tennessee 38351, except for the addition of deposit-taking offices authorized or the deletion of deposit-taking offices closed subsequent to the date hereof and the Effective Date:

         10. Charter and Bylaws. On and after the Effective Date, the Charter and Bylaws of the Bank as in effect immediately prior to the Effective Date shall be the Charter and Bylaws of the Surviving Bank until amended in accordance with the terms thereof and applicable laws.

         11. Savings Accounts. Upon the Effective Date, any savings accounts of Interim, without reissue, shall be and become savings accounts of the Surviving Bank without change in their respective terms, including, without limitation, maturity, minimum required balances or withdrawal value.

         12. Stock Compensation Plans. By voting in favor of this Plan of Merger, the Holding Company shall have approved adoption of the Bank's existing 1992 Stock Option Plan and Management Recognition Plan (collectively, the "Plans") as plans of the Holding Company and shall have agreed to issue Holding Company Common Stock in lieu of Bank Common Stock pursuant to the terms of such Plans. As of the Effective Date, rights outstanding under the Plans shall be assumed by the Holding Company and thereafter shall be rights only for shares of Holding Company Common Stock, with each such right being for a number of shares of Holding Company Common Stock equal to the number of shares of Bank Common Stock that were available thereunder immediately prior to the Effective Date times the Exchange Ratio, as defined in the Plan of Conversion, and the price of each such right shall be adjusted to reflect the Exchange Ratio and so that the aggregate purchase price of the right is unaffected, but with no change in any other term or condition of such right. The Holding Company shall make appropriate amendments to the Plans to reflect the adoption of the Plans by the Holding Company without adverse effect upon the rights outstanding thereunder.

         13. Stockholder Approval. The affirmative votes of the holders of Bank Common Stock set forth in Section II.F of the Plan of Conversion shall be required to approve the Plan of Conversion, of which this Plan of Merger is a part, on behalf of the Bank. The approval of the Holding Company, as the sole holder of the Interim Common Stock, shall be required to approve the Plan of Conversion, of which this Plan of Merger is a part, on behalf of Interim.

         14. Registration; Other Approvals. In addition to the approvals set forth in Section 1 and 13 hereof and the Plan of Conversion, the parties' obligations to consummate the Bank Merger shall be subject to the Holding Company Common Stock to be issued hereunder in exchange for Bank Common Stock being registered under the Securities Act of 1933, as amended, and registered or qualified under applicable state securities laws, as well as the receipt of all other approvals, consents or waivers as the parties may deem necessary or advisable.

         15. Abandonment of Agreement. This Plan of Merger may be abandoned by either the Bank or Interim at any time before the Effective Date in the manner set forth in Section VI.D of the Plan of Conversion.

         16. Amendments. This Plan of Merger may be amended in the manner set forth in Section VI.D of the Plan of Conversion by a subsequent writing signed by the parties hereto upon the approval of the board of Directors of each of the parties hereto.

         17. Successors. This Agreement shall be binding on the successors of the Bank and Interim.

         18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the United States of America.

         IN WITNESS WHEREOF, the Bank and Interim have caused this Plan of Merger to be executed by their duly authorized officers as of the day and year first above written.

                                  COMMUNITY NATIONAL CORPORATION


                                  By:
                                       ------------------------
                                       Howard Tignor
                                       President

                                  LEXINGTON FIRST FEDERAL SAVINGS BANK
Attest:


                                  By:
-------------------------              ------------------------
                                       Howard Tignor
Secretary                              President

                                  LEXINGTON FEDERAL INTERIM SAVINGS BANK
                                  (In Organization)
Attest:


                                  By:
-------------------------              ------------------------
                                       Howard Tignor
Secretary

-------------------------------------------------------------------------------
                               REVOCABLE PROXY

              (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                LEXINGTON FIRST FEDERAL MUTUAL HOLDING COMPANY
         FOR A SPECIAL MEETING OF MEMBERS TO BE HELD ON       , 1997)

    The undersigned member of Lexington First Federal Mutual Holding
  Company hereby appoints         ,          and          as attorneys-in-
  fact and agents for and in the name of the undersigned, to vote such votes as the undersigned may be entitled to cast at the Special Meeting of Members of Lexington First Federal Mutual Holding Company to be held at Lexington First Federal Savings Bank, 19 Natchez Trace Drive,
  Lexington, Tennessee 38351, on      ,       , 1997, at     .m., Central
  Time, and at any adjournments thereof. They are authorized to cast all votes to which the undersigned is entitled, as follows:

  1. Adoption of the Plan of Conversion and Agreement and Plan of Reorganization among Lexington First Federal Mutual Holding Company (the "Mutual Holding Company"), Lexington First Federal Savings Bank (the "Bank") and Community National Corporation (the "Company"), pursuant to which (i) the Mutual Holding Company, which currently owns approximately 60.54% of the outstanding shares of the common stock, $1.00 par value, of the Bank (the "Bank Common Stock"), will convert from mutual form to a federal interim stock savings bank and simultaneously merge with and into the Bank, with the Bank as the surviving entity; (ii) the Bank will subsequently merge with an interim savings institution to be formed as a wholly owned subsidiary of the Company, with the Bank as the surviving entity; (iii) the outstanding shares of Bank Common Stock (other than those held by the Mutual Holding Company, which will be cancelled) will be converted into shares of the common stock, $1.00 par value, of the Company (the "Common Stock") pursuant to a ratio that will result in the holders of such shares owning in the aggregate approximately the same percentage of the Company as they currently own of the Bank, before giving effect to such stockholders purchasing additional shares in a concurrent stock offering by the Company, the receipt of cash in lieu of fractional shares or the exercise of dissenters' rights; (iv) the offer and sale of shares of Common Stock by the Company; and (v) the Bank will convert from a stock savings bank to a national bank.

  2. In their discretion, on any other matters that may lawfully come before the Meeting.

  NOTE: The Board of Directors is not aware of any other matter that may come before the Meeting.

               PLEASE VOTE, DATE, AND SIGN ON THE REVERSE SIDE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      THIS PROXY WILL BE VOTED FOR THE PLAN IF NO CHOICE IS MADE HEREON

    Should the undersigned be present and elect to vote at said Meeting or at any adjournment thereof and, after notification to the Secretary of the Mutual Holding Company at the Special Meeting of the member's decision to terminate this Proxy, then the power of said attorneys-in-fact or agents shall be deemed terminated and of no further force and effect. The undersigned hereby revokes any and all proxies heretofore given.


  PLEASE MARK VOTES [X]                                 FOR    AGAINST   ABSTAIN
  1. Adoption of the Plan of Conversion and Agreement   [_]      [_]       [_]
     and Plan of Reorganization.
--------------------------------------------------------------------------------

                                             The undersigned acknowledges
                                             receipt of a Notice of Special
                                             Meeting of the Members of Lex-
                                             ington First Federal Mutual
                                             Holding Company to be held on
                                                   , 1997 and a Proxy State-
                                             ment and a Prospectus from Com-
                                             munity National Corporation
                                             dated       , 1997 prior to the
                                             execution of this Proxy.

                                             DATE:
                                             --------------------------------

                                             SIGNATURE:
                                             --------------------------------
                                             NOTE: ONLY ONE SIGNATURE IS RE-
                                             QUIRED IN THE CASE OF A JOINT
                                             ACCOUNT.


--------------------------------------------------------------------------------